SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report: October 15, 1999


                      PRIDE COMPANIES, L.P.
      (Exact name of Registrant as specified in its charter)


                             Delaware
  (State or other jurisdiction of Incorporation or Organization)


           1-10473                           75-2313597
        (Commission file number)      (I.R.S. Employer Identification No.)


                    1209 North Fourth
                       Abilene, Texas                        79601
   (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (915) 674-8000
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                      PRIDE COMPANIES, L.P.

                        TABLE OF CONTENTS


Item 2.  Acquisition or Disposition of Assets.......................  3

Item 7.  Financial Statements and Exhibits

        (b) Pro Forma Financial Information

             Introductory Statement.................................  4

           Unaudited Pro Forma Condensed Financial Statements:

               Unaudited Pro Forma Balance Sheet
                  as of June 30, 1999............................     6
               Unaudited Pro Forma Statement of
                  Operations for the six months ended
                  June 30, 1999..................................     8
               Unaudited Pro Forma Statement of
                  Operations for the year ended
                  December 31, 1998..............................   10

        (c) Exhibits...............................................   13

Signatures..........................................................   13

                    PRIDE COMPANIES, L. P.


     The information in this document includes forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements and the business and properties of Pride Companies, L.P. (the "Partnership") are subject to a number of risks including (i) the margins between the revenue realized by the Partnership on the sale of refined products and the cost of those products purchased from Equilon (a refining and marketing joint venture between Royal Dutch/Shell Group and Texaco, Inc.) and the availability of such products, (ii) the volume of throughput at the products terminals, (iii) the impact of current and future laws and governmental regulations affecting the petroleum industry in general and the Partnership's operations in particular, (iv) the ability of the Partnership to sustain cash flow from operations sufficient to realize its investment in operating assets of the Partnership and meet its debt obligations, and (v) fluctuations in refined product prices and their impact on working capital and the borrowing base under the Partnership's credit agreement. Prior to the sale of the operating assets of the crude gathering segment (the "Crude Gathering System"), the Partnership was subject to the following additional risks (i) the volume of throughput on and margins from the transportation and resale of crude oil from the Partnership's Crude Gathering System, (ii) the amount of crude oil produced in the areas the Partnership gathered, and (iii) fluctuations in crude oil prices and their impact on working capital and the borrowing base under the Partnership's credit agreement.

  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  DISPOSITION OF THE CRUDE GATHERING SYSTEM

     On October 1, 1999, the Partnership completed the sale of the Crude Gathering System operating assets to Sun Pipe Line Services Co., Inc. ("Sun"), a subsidiary of Sunoco, Inc. The Partnership received $29.8 million in cash proceeds from the sale and Sun assumed certain indebtedness in the amount of $5.3 million. The sales price was determined based on a purchase price of $24.9 million plus the value of the inventory which was $10.2 million on October 1, 1999. The net proceeds were applied as follows: $15.0 million principal payment on the A term loan ("A Term Loan"), $2.0 million was paid to Pride SGP, Inc. ("Pride SGP" or "Special General Partner") as part of the exchange (see below), and $11.3 million net of transaction costs was retained for working capital.

     The assets sold included an 800-mile pipeline system, 800,000 barrels of tankage, 430,000 barrels of crude oil, 40 truck injection stations, and other related equipment.

     The sale is expected to result in a loss of less than $100,000 for financial purposes. Further, the Partnership expects to report a taxable gain, which will be allocable to the public unitholders. There will be no cash available from the transaction to make distributions to the public unitholders.

     In connection with the transaction, Pride SGP, Inc. exchanged (a) certain trunklines and related pumping facilities owned by Pride SGP,
  (b) interest payable to Pride SGP of $548,000, (c) rentals payable to Pride SGP of $2,046,000, (d) the Series E Cumulative Convertible Preferred Units ("Series E Preferred Units") in the face amount of $2,000,000 held by Pride SGP, and (e) the Series F Cumulative Preferred Units ("Series F Preferred Units") in the face amount of $450,000 held by Pride SGP for (y) $2,000,000 in cash and (z) a newly issued subordinated preferred security ("Subordinated Preferred Security") in the face amount of $3,044,000. The Subordinated Preferred Security will not accrue any distributions for the first five years after its date of issuance, and thereafter, distributions will accrue at a rate equal to the lesser of (i) the Partnership's net income less any distributions accrued or paid on any preferred securities issued to Varde Partners, Inc. ("Varde") or (ii) 10% per annum.

     The Partnership will continue to operate its refined products marketing business through the Abilene, Aledo and San Angelo terminals.

  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  INTRODUCTORY STATEMENT

     The unaudited pro forma condensed financial statements of the Partnership have been prepared to give effect to (i) the sale of the Crude Gathering System operating assets on October 1, 1999; (ii) the exchange with Pride SGP, Inc. ("Special General Partner" or "Pride SGP") of (a) certain trunklines and related pumping facilities owned by Pride SGP, (b) interest payable to Pride SGP of $548,000, (c) rentals payable to Pride SGP of $2,046,000, (d) the Series E Cumulative Convertible Preferred Units ("Series E Preferred Units") in the face amount of $2,000,000 held by Pride SGP, and (e) the Series F Cumulative Preferred Units ("Series F Preferred Units") in the face amount of $450,000 held by Pride SGP for (y) $2,000,000 in cash and (z) a newly issued subordinated preferred security ("Subordinated Preferred Security") in the face amount of $3,044,000 (items (i) and (ii) are collectively referred to herein as the "1999 Disposition and Exchange"); and (iii) the use of the proceeds.

     The unaudited pro forma balance sheet and statements of operations have been prepared to give effect to the 1999 Disposition and Exchange as described below:

     The unaudited pro forma condensed balance sheet of the Partnership as of June 30, 1999 has been prepared to give effect to the 1999 Disposition and Exchange as if they were completed on June 30, 1999.

     The unaudited pro forma condensed statements of operations of the Partnership for the six months ended June 30, 1999 and for the year ended December 31, 1998 have been prepared to give effect to the 1999 Disposition and Exchange as if they had occurred on January 1, 1998.

     The unaudited pro forma condensed financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place on the dates that are assumed for the pro forma presentations and are not intended to be a projection of future results. Future results may vary significantly from the results reflected in the accompanying unaudited pro forma financial statements because of fluctuations in product margins and product sales volumes, competition, future laws and regulations and other factors.

     The following unaudited pro forma condensed financial statements should be read in conjunction with the Financial Statement (and the related notes) of the Partnership included in the Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the six months ended June 30, 1999.

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
                         PRIDE COMPANIES, L.P.
             UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                          AS OF JUNE 30, 1999
                            (IN THOUSANDS)

                                           The       Pro Forma    Pro Forma
                                       Partnership  Adjustments  Partnership
                                       -----------  -----------  -----------
ASSETS:
Current assets:
  Cash and cash equivalents              $  7,705  $   8,728 (a) $ 16,433
  Accounts receivable, less allowance
     for doubtful accounts                 16,650                  16,650
  Inventories                               7,932     (6,631)(a)    1,301
  Prepaid expenses                            536       (148)(a)      388
                                          -------   --------      -------
     Total current assets                  32,823      1,949       34,772
                                          -------   --------      -------
Property, plant and equipment              68,930    (38,597)(a)   30,333
Accumulated depreciation                   24,503    (11,222)(a)   13,281
                                          -------   --------      -------
   Property, plant and equipment - net     44,427    (27,375)      17,052
Assets no longer used in the business       4,235                   4,235
Deferred financing costs                    4,535                   4,535
Other assets                                  386                     386
                                          -------   --------      -------
                                          $86,406   $(25,426)     $60,980
                                           =======   ========      =======


LIABILITIES AND PARTNERS' CAPITAL (DEFICIENCY):
Current liabilities:
  Accounts payable                        $29,023   $            $29,023
  Accrued payroll and related benefits      1,102                  1,102
  Accrued taxes                             3,186                  3,186
  Other accrued liabilities                 1,057        (77)(a)     980
  Current portion of long-term debt         3,219       (185)(a)   3,034
                                           ------    -------      ------
     Total current liabilities             37,587       (262)     37,325

Long-term debt, excluding current portion  41,755    (20,209)(a)  21,546
Deferred income taxes                       2,230     (2,230)(a)       -
Other long-term liabilities                12,482     (3,141)(a)   9,341
Redeemable preferred equity                19,529        594 (a)  20,123
Partners' capital (deficiency):
  Common units (5,275,000 units
     authorized, 4,950,000 units
     outstanding)                         (26,165)      (174)(a) (26,339)
  General partners' interest               (1,012)        (4)(a)  (1,016)
                                          -------    -------      ------
                                         $ 86,406   $(25,426)    $60,980
                                          =======    =======      ======



See accompanying notes to unaudited pro forma condensed financial statements.

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
(Use .75" margins)
                         PRIDE COMPANIES, L.P.
              UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1999
                (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                   1999
                                                Disposition
                                       The         and       Pro Forma    Pro Forma
                                   Partnership   Exchange   Adjustments  Partnership
                                   -----------  ----------  -----------  -----------
Revenues                            $ 190,172   $(141,461)   $           $ 48,711
Cost of sales and operating
  expenses, excluding
  depreciation                        183,517    (137,075)                 46,442
Marketing, general and
  administrative expenses               3,785      (1,977)          -(d)    1,808
Depreciation                            1,743      (1,020)                    723
                                     --------    --------     -------     -------
Operating income (loss)                 1,127      (1,389)          -        (262)

Other income (expense):
  Interest income                         100                              100
  Interest expense (including
     interest paid in kind of
     $1,318 and increasing rate
     accrued interest of $249)         (3,060)        218      1,077 (b)   (1,765)
  Credit and loan fees (including
     amortization of $722 and
     credit and loan fees paid
     in kind of $100)                  (1,552)        536                  (1,016)
  Other - net                              80         (30)                     50
                                     --------    --------    -------      -------
Loss before income taxes               (3,305)       (665)     1,077       (2,893)
Income tax benefit                        118        (118)                     -
                                     --------    --------    -------      -------
Net loss                            $  (3,187)  $    (783)  $  1,077     $ (2,893)
                                     ========    ========    =======      =======
Basic and diluted net loss
  per Common Unit                   $   (0.82)  $   (0.15)  $   0.23     $  (0.74)
                                     ========    ========    =======      =======
Numerator:
  Net loss                          $  (3,187)  $    (783)  $  1,077     $ (2,893)
  Preferred distributions in
    arrears                              (932)                    98 (c)     (834)
                                     --------    --------    -------      -------
    Net loss less preferred
      distributions                    (4,119)       (783)     1,175       (3,727)
  Net loss allocable to 2% general
    partner interest                      (82)        (16)        24          (74)
                                     --------    ---------    ------       ------
     Numerator for basic and diluted
       earnings per unit            $  (4,037)   $   (767)  $  1,151     $ (3,653)
                                     ========    ========    =======      =======
Denominator:
  Denominator for basic and diluted
    earnings per unit                   4,950       4,950      4,950        4,950
                                     ========    ========    =======      =======

See accompanying notes to unaudited pro forma condensed financial statements.

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
                         PRIDE COMPANIES, L.P.
              UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     YEAR ENDED DECEMBER 31, 1998
                (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                   1999
                                                Disposition
                                       The         and       Pro Forma    Pro Forma
                                   Partnership   Exchange   Adjustments  Partnership
                                   -----------  ----------  -----------  -----------
Revenues                            $ 380,627   $(259,438)   $           $121,189
Cost of sales and operating
  expenses, excluding
  depreciation                        369,280    (253,826)                115,454
Marketing, general and
  administrative expenses               8,001      (4,240)          -(d)    3,761
Depreciation                            3,438      (2,016)                  1,422
                                     --------    --------     -------     -------
Operating income (loss)                   (92)        644           -         552

Other income (expense):
  Interest income                                                       -
  Interest expense (including
     interest paid in kind of
     $1,344 and increasing rate
     accrued interest of $1,030)       (6,144)        497      2,136 (b)   (3,511)
  Credit and loan fees (including
     amortization of $1,323 and
     credit and loan fees paid
     in kind of $150)                  (2,753)      1,107                  (1,646)
  Other - net                             346         (25)                    321
                                     --------    --------    -------      -------
Loss before income taxes               (8,643)      2,223      2,136       (4,284)
Income tax benefit                         86         (86)                     -
                                     --------    --------    -------      -------
Net loss                            $  (8,557)  $   2,137   $  2,136     $ (4,284)
                                     ========    ========    =======      =======
Basic and diluted net loss
  per Common Unit                   $   (2.04)  $    0.42   $   0.46     $  (1.16)
                                     ========    ========    =======      =======
Numerator:
  Net loss                          $  (8,557)  $   2,137   $  2,136     $ (4,284)
  Preferred distributions in
    arrears                            (1,763)                   195 (c)   (1,568)
                                     --------    --------    -------      -------
    Net loss less preferred
      distributions                   (10,320)      2,137      2,331       (5,852)
  Net loss allocable to 2% general
    partner interest                     (206)         43         47         (116)
                                     --------    ---------    ------       ------
     Numerator for basic and diluted
       earnings per unit            $ (10,114)   $  2,094    $ 2,284    $  (5,736)
                                     ========    ========    =======      =======
Denominator:
  Denominator for basic and diluted
    earnings per unit                   4,950       4,950      4,950        4,950
                                     ========    ========    =======      =======

See accompanying notes to unaudited pro forma condensed financial statements.

NOTE 1.  BASIS OF PRESENTATION

     The unaudited pro forma condensed financial information of Pride Companies, L. P. (the "Partnership") has been prepared to give effect to (i) the sale of the Crude Gathering System operating assets on October 1, 1999;
(ii) the exchange with Pride SGP, Inc. ("Special General Partner" or "Pride SGP") of (a) certain trunklines and related pumping facilities owned by Pride SGP, (b) interest payable to Pride SGP of $548,000, (c) rentals payable to Pride SGP of $2,046,000, (d) the Series E Cumulative Convertible Preferred Units ("Series E Preferred Units") in the face amount of $2,000,000 held by Pride SGP, and (e) the Series F Cumulative Preferred Units ("Series F Preferred Units") in the face amount of $450,000 held by Pride SGP for (y) $2,000,000 in cash and (z) a newly issued subordinated preferred security ("Subordinated Preferred Security") in the face amount of $3,044,000 (items
(i) and (ii) are collectively referred to herein as the "1999 Disposition and Exchange"); and (iii) the use of the proceeds.

     The unaudited pro forma condensed balance sheet is presented as if the 1999 Disposition and Exchange occurred on June 30, 1999 and the unaudited pro forma condensed statements of operation are presented as if the 1999 Disposition and Exchange occurred on January 1, 1999.

     The following is a description of the individual columns included in these unaudited pro forma condensed financial statements:

     The Partnership   Represents the condensed balance sheet of Pride
     Companies, L. P. as of June 30, 1999 and the condensed statements of operations of Pride Companies, L. P. for the six months ended June 30, 1999 and for the year ended December 31, 1998.

     1999 Disposition and Exchange   Reflects the results of operations for
     the six months ended June 30, 1999 and the year ended December 31, 1998 of the Crude Gathering System.

NOTE 2. PRO FORMA ADJUSTMENTS

     Following are descriptions of the pro forma adjustments used in the preparation of the accompanying unaudited pro forma condensed financials:

  (a) Pro forma adjustments to recognize the 1999 Disposition and Exchange and the use of cash proceeds as if the transaction had occurred on June 30, 1999. The actual sales price on October 1, 1999 was $29.8 million of cash which included an amount for the fair value of inventory of $10.2 million and the assumption of $5.3 million of debt for a total purchase price of $35.1 million. However, under the terms of the contract, if the transaction had closed on June 30, 1999, the sales price would have been $27.1 million of cash which includes inventory of only $7.6 million and the assumption of $5.4 million of debt for a total purchase price of $32.5 million. The difference in actual sales proceeds on October 1, 1999 and pro forma sales proceeds on June 30, 1999 is primarily due to the increase in inventory prices between the two dates and slightly higher inventory volumes. Because the disposition was an asset sale of the operating assets of the Crude Gathering System, the pro forma adjustments do not reflect the reduction in such working capital items as accounts receivable and accounts payable related to the Crude Gathering System.

  (b) Respective pro forma adjustments to reduce interest expense for the six months ended June 30, 1999 and for the year ended December 31, 1998 to reflect the use of $15,000,000 of cash proceeds to reduce the A Term Loan. The adjustments for the six months ended June 30, 1999 and the year ended December 31, 1998 are based on the effective interest rate of the A Term Loan.

  (c) Respective pro forma adjustments to reduce distributions in arrears on the Series E Preferred Units and Series F Preferred Units for the six months ended June 30, 1999 and for the year ended December 31, 1998 to reflect the redemption of these preferred Securities.

  (d) While the Partnership expects marketing, general and administrative expenses associated with the products marketing business to decline as a result of the disposition of the Crude Gathering System, a pro forma adjustment has not been made for such expected decrease.

EXHIBITS

10.1 Purchase and Sale Agreement by and among Pride Companies, L.P. and Pride SGP, Inc., as Sellers, and Sun Pipe Line Services Co., as Buyer, dated August 4, 1999 (Schedules have been deleted).



                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PRIDE COMPANIES, L.P.



                              By:  /GEORGE PERCIVAL/
                                   George Percival
                                   Principal Financial Officer


Date: October 15, 1999

EXHIBIT 10.1




                 PURCHASE AND SALE AGREEMENT


                         BY AND AMONG


                    PRIDE COMPANIES, L.P.

                             AND

                      PRIDE SGP, INC.,

                          AS SELLERS


                             AND


                 SUN PIPE LINE SERVICES CO.,

                           AS BUYER




                        AUGUST 4, 1999


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                     TABLE OF CONTENTS

                                                         Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 1PURCHASE AND SALE OF ASSETS . . . . . . . . . . . .1
   1.1  Agreement to Purchase and Sell Assets. . . . . . . .1
   1.2  Assets . . . . . . . . . . . . . . . . . . . . . . .2
   1.3  Excluded Assets. . . . . . . . . . . . . . . . . . .4

ARTICLE 2PURCHASE PRICE; OTHER TRANSACTIONS. . . . . . . . .5
   2.1  Purchase Price . . . . . . . . . . . . . . . . . . .5
   2.2  Post-Closing Adjustments to the Purchase Price . . .5
   2.3  Allocated Values . . . . . . . . . . . . . . . . . .5
   2.4  Assumption Agreement . . . . . . . . . . . . . . . .6
   2.5  Employment Matters . . . . . . . . . . . . . . . . .6

ARTICLE 3REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . .8
   3.1  Organization and Good Standing . . . . . . . . . . .8
   3.2  Conduct of Business. . . . . . . . . . . . . . . . .9
   3.3  Authorization of Agreement; No Violation; No Consents9
   3.4  Governmental Consents. . . . . . . . . . . . . . . 10
   3.5  Enforceability . . . . . . . . . . . . . . . . . . 10
   3.6  Brokers. . . . . . . . . . . . . . . . . . . . . . 10
   3.7  Suits. . . . . . . . . . . . . . . . . . . . . . . 10
   3.8  Permits. . . . . . . . . . . . . . . . . . . . . . 10
   3.9  Environmental Matters. . . . . . . . . . . . . . . 11
   3.10 Government Notices . . . . . . . . . . . . . . . . 12
   3.11 Payment of Taxes . . . . . . . . . . . . . . . . . 12
   3.12 Compliance with Contracts. . . . . . . . . . . . . 13
   3.13 Adverse Title Claims     . . . . . . . . . . . . . 13
   3.14 Capital Expenditures . . . . . . . . . . . . . . . 13
   3.15 Supplemental Disclosure. . . . . . . . . . . . . . 13
   3.16 Compliance with Applicable Laws. . . . . . . . . . 14
   3.17 Employee Relations and Benefit Plans . . . . . . . 14
   3.18 Financial Statements     . . . . . . . . . . . . . 14
   3.19 Capital Stock. . . . . . . . . . . . . . . . . . . 15
   3.20 Year 2000 Compliance . . . . . . . . . . . . . . . 16
   3.21 Material Compliance. . . . . . . . . . . . . . . . 16
   3.22 Volume of Certain Business . . . . . . . . . . . . 16
   3.23 Pride Borger . . . . . . . . . . . . . . . . . . . 16
   3.24 Diamond Shamrock Promissory Note     . . . . . . . 16
   3.25 Survival of Representations and Warranties of Sellers16

ARTICLE 4REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . 16
   4.1  Organization and Good Standing . . . . . . . . . . 17
   4.2  Authorization of Agreement; No Violation; No Consents17
   4.3  Governmental Consents. . . . . . . . . . . . . . . 17
   4.4  Enforceability . . . . . . . . . . . . . . . . . . 17
   4.5  Brokers. . . . . . . . . . . . . . . . . . . . . . 17
   4.6  Suits. . . . . . . . . . . . . . . . . . . . . . . 18
   4.7  Financing. . . . . . . . . . . . . . . . . . . . . 18
   4.8  Supplemental Disclosure. . . . . . . . . . . . . . 18
   4.9  Survival of Representations and Warranties of Buyer18

ARTICLE 5COVENANTS OF SELLERS. . . . . . . . . . . . . . . 18
   5.1  General. . . . . . . . . . . . . . . . . . . . . . 18
   5.2  HSR Act. . . . . . . . . . . . . . . . . . . . . . 18
   5.3  Operations . . . . . . . . . . . . . . . . . . . . 19
   5.4  Restricted Activities. . . . . . . . . . . . . . . 20
   5.5  Noncompetition . . . . . . . . . . . . . . . . . . 20
   5.6  Injunctive Relief. . . . . . . . . . . . . . . . . 21
   5.7  Severability of Covenants. . . . . . . . . . . . . 21
   5.8  Independent Covenants. . . . . . . . . . . . . . . 22
   5.9  Materiality. . . . . . . . . . . . . . . . . . . . 22
   5.10 Access . . . . . . . . . . . . . . . . . . . . . . 22
   5.11 Payment of Pre-Closing Operating Expenses. . . . . 22
   5.12 Public Announcements . . . . . . . . . . . . . . . 22
   5.13 Exclusivity. . . . . . . . . . . . . . . . . . . . 23
   5.14 Cooperation and Obligation to Supplement Information23
   5.15 Review of Title and Consents . . . . . . . . . . . 23
   5.16 Assessment . . . . . . . . . . . . . . . . . . . . 24
   5.17 Tax. . . . . . . . . . . . . . . . . . . . . . . . 26
   5.18 Nonforeign Affidavit . . . . . . . . . . . . . . . 27

ARTICLE 6COVENANTS OF BUYER. . . . . . . . . . . . . . . . 27
   6.1  General. . . . . . . . . . . . . . . . . . . . . . 27
   6.2  Confidentiality. . . . . . . . . . . . . . . . . . 27
   6.3  HSR Act. . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 7CONDITIONS TO OBLIGATIONS OF SELLERS. . . . . . . 27
   7.1  Representations. . . . . . . . . . . . . . . . . . 27
   7.2  HSR Act. . . . . . . . . . . . . . . . . . . . . . 27
   7.3  Performance. . . . . . . . . . . . . . . . . . . . 28
   7.4  Pending Matters. . . . . . . . . . . . . . . . . . 28
   7.5  Delivery . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE 8CONDITIONS TO OBLIGATIONS OF BUYER. . . . . . . . 28
   8.1  Representations. . . . . . . . . . . . . . . . . . 28
   8.2  HSR Act. . . . . . . . . . . . . . . . . . . . . . 29
   8.3  Performance. . . . . . . . . . . . . . . . . . . . 29
   8.4  Pending Matters. . . . . . . . . . . . . . . . . . 29
   8.5  Delivery . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE 9CLOSING; ADJUSTMENTS TO PURCHASE PRICE. . . . . . 30
   9.1  Time and Place of Closing. . . . . . . . . . . . . 30
   9.2  Prorations . . . . . . . . . . . . . . . . . . . . 30
   9.3  Adjustments to the Purchase Price. . . . . . . . . 31
   9.4  Statement. . . . . . . . . . . . . . . . . . . . . 32
   9.5  Post-Closing Adjustments to the Purchase Price . . 32
   9.6  Allocation of Carrier Obligations and Proceeds . . 33
   9.7  Crude Oil Inventory. . . . . . . . . . . . . . . . 33

ARTICLE 10INDEMNITY. . . . . . . . . . . . . . . . . . . . 34
   10.1 General Indemnity. . . . . . . . . . . . . . . . . 34
   10.2 Release. . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE 11TAXES. . . . . . . . . . . . . . . . . . . . . . 37
   11.1 Allocation of Taxes. . . . . . . . . . . . . . . . 37
   11.2 Cooperation. . . . . . . . . . . . . . . . . . . . 39
   11.3 Certain Tax Sharing Agreements . . . . . . . . . . 40
   11.4 Relationship of Article 11 to Article 10 . . . . . 40

ARTICLE 12TERMINATION. . . . . . . . . . . . . . . . . . . 40
   12.1 Termination At or Prior to Closing . . . . . . . . 40
   12.2 Effect of Termination. . . . . . . . . . . . . . . 41

ARTICLE 13OTHER AGREEMENTS OF THE PARTIES. . . . . . . . . 41
   13.1 Pre-Closing Adjustments. . . . . . . . . . . . . . 41
   13.2 Risk of Loss . . . . . . . . . . . . . . . . . . . 41
   13.3 Records: Access and Retention. . . . . . . . . . . 42
   13.4 Names. . . . . . . . . . . . . . . . . . . . . . . 43
   13.5 Expenses . . . . . . . . . . . . . . . . . . . . . 43
   13.6 Independent Investigation. . . . . . . . . . . . . 43
   13.7 Disclaimer Regarding Assets. . . . . . . . . . . . 43
   13.8 Disclaimer Regarding Information . . . . . . . . . 44
   13.9 Waiver of Deceptive Trade Practices Acts . . . . . 44
   13.10 Transition Services     . . . . . . . . . . . . . 44

ARTICLE 14OTHER PROVISIONS . . . . . . . . . . . . . . . . 45
   14.1 Applicable Law; Alternative Dispute Resolution . . 45
   14.2 No Third Party Beneficiaries     . . . . . . . . . 46
   14.3 Waiver . . . . . . . . . . . . . . . . . . . . . . 46
   14.4 Entire Agreement; Amendment. . . . . . . . . . . . 46
   14.5 Notices      . . . . . . . . . . . . . . . . . . . 47
   14.6 No Assignment. . . . . . . . . . . . . . . . . . . 47
   14.7 Severability . . . . . . . . . . . . . . . . . . . 48
   14.8 Construction . . . . . . . . . . . . . . . . . . . 48
   14.9 Counterparts . . . . . . . . . . . . . . . . . . . 48
   14.10 Third-Party Consents to Assignment    . . . . . . 48
   14.11 Further Assurances. . . . . . . .     . . . . . . 49
   14.12 Telecopy Execution and Delivery . .     . . . . . 49

                PURCHASE AND SALE AGREEMENT


   This Purchase and Sale Agreement (the "Agreement"), dated August 4,
  1999, is by and between Pride Companies, L.P., a Delaware limited partnership ("Pride"), whose address is 1209 North 4th Street, Abilene, Texas 79601, and Pride SGP, Inc., a Texas corporation ("Pride SGP"), whose address is 1209 North 4th Street, Abilene, Texas 79601 (collectively, "Sellers") and Sun Pipe Line Services Co., a Delaware corporation ("Buyer"), whose address is 1801 Market Street, Philadelphia, Pennsylvania 19103. (References to "Buyer" herein may include Buyer's parent, Affiliates, or subsidiaries.) Sellers collectively and Buyer individually are sometimes referred to herein as a "Party" and Sellers and Buyer collectively are sometimes referred to as the "Parties." All capitalized terms used in this Agreement and the exhibits hereto (the "Exhibits"), including both the singular and plural forms thereof, are defined in
  Schedule 1.

                          RECITALS:

   WHEREAS, Sellers are engaged in the purchasing, gathering, transportation, storage and marketing of crude oil; and

   WHEREAS, Sellers desire to sell, grant, transfer, convey, assign and deliver to Buyer and Buyer desires to purchase and acquire from Sellers, certain crude oil purchasing, gathering, marketing, storage and transportation business, including all of the business and operations of Pride Borger, Inc., a Delaware corporation ("Pride Borger"), whose address is 1209 North 4th Street, Abilene, Texas 79601 (collectively, the "Business") and related assets on the terms and subject to the conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the Parties intending to be legally bound by the terms hereof, agree as follows:

                          ARTICLE 1
                 PURCHASE AND SALE OF ASSETS

   1.1 Agreement to Purchase and Sell Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to buy from Sellers; and Pride, and to the extent applicable, Pride SGP, agree to sell, grant, deliver, transfer, assign and convey to Buyer, the Assets (as defined below), effective as of October 1, 1999 (the "Closing Date").

   1.2 Assets. Subject to Section 1.3, the term "Assets" shall mean all of Sellers' right, title and interest (real, prescriptive or otherwise) in and to:

        (a) Pipeline Properties. The crude oil pipeline systems which are commonly referred to as the Comyn System (including the major trunk line segments and related pumping facilities now or previously owned by Pride SGP, Inc. and which were acquired from SOCO Pipeline Company and Scurlock Oil Company (the "SGP Assets")); the Tye to Refinery line and the Refinery to Hawley line, all of which are described on Schedule 1.2(a); the Texas Plains System (including the major trunk line segments and related pumping facilities acquired from Scurlock Permian and Diamond Shamrock), which are described on Schedule 1.2(a)(i); and an additional approximately 300 miles of gathering lines, including, without limitation, East Broadview, Carlsbad, and Keystone which are described on Schedule 1.2(a)(ii); along with all main, trunk, gathering, lateral, and feeder lines, together with all tanks, pumps, valves, meters, regulators, and other associated structures, pipelines, equipment, facilities and properties, whether real, personal or mixed, together with all fixtures, accessions, additions, and attachments thereto, which are used with the properties described on Schedules 1.2(a), 1.2(a)(i), and 1.2(a)(ii) for use in the gathering, storage and transportation of crude oil (collectively, the "Pipeline Properties"), said Pipeline Properties being depicted on a map described on Schedule 1.2(a)(iii);

        (b) Equipment. The equipment, machinery, goods, vehicles, trucks, truck spare parts, truck unloading stations, LACT/TACT units, SCADA system, materials, and other personal property (including inventories of tubular goods, supplies and tools, computer equipment and spare parts, fixtures and improvements on the Pipeline Properties, appurtenant thereto or used or obtained in connection with them, or with the ownership, operation, use, possession, maintenance or occupancy of the Pipeline Properties and the Business of Sellers (collectively, the "Gathering Operations")), (collectively, the "Equipment"), which Equipment is described on
     Schedule 1.2(b);

        (c)  Surface Contracts.   All surface and subsurface
     contracts, leases, easements, privileges, servitudes, permits or licenses (including any railroad permits or licenses), rights of way, licenses, whether written or unwritten, or other real property instruments or agreements relating to the use or ownership of surface and subsurface properties and structures thereon that are used or held for use in connection with the Gathering Operations (collectively, the "Surface Contracts"), which interests are described on Schedule 1.2(c);

        (d)  Real Property.  The owned real property as listed on
     Schedule 1.2(d), and all rights, easements, privileges, improvements and appurtenances belonging, pertaining or relating to such real property (collectively, the "Real Property");

        (e)  Contracts.  To the extent assignable and subject to
     Section 1.3(g), all contracts, commitments, agreements, and arrangements of Sellers (other than insurance contracts held by or insuring Sellers) that in any way relate to the Gathering Operations, together with (i) all rights, privileges and benefits of Sellers thereunder arising on or after the Closing Date; (ii) all rights of Sellers thereunder to audit the records of any party thereto and to receive refunds of any nature thereunder relating to periods on or after the Closing Date; (iii) all claims of Sellers for take-or-pay or other similar payments arising on or after the Closing Date not specifically excluded in Section 1.3(b) below; (iv) all purchasing, gathering, storage, marketing and transportation contracts and all other agreements relating to any of the Gathering Operations, including, without limitation, all crude oil purchase, sale, exchange, buy/sell and division order contracts; and (v) to the extent assignable, all indemnity and other rights that Sellers have received from the previous owners of the Assets, which contracts, commitments, interests, agreements and arrangements are described on Schedule 1.2(e) (collectively, the "Contracts"). Sellers further agree to use commercially reasonable efforts to provide Buyer with such rights under the Contracts. To the extent that such rights are not assignable, Sellers agree to retain and administer such Contracts pursuant to Section 14.10 hereof, except with respect to the Contracts relating to Ultramar Diamond Shamrock Corporation (formerly Diamond Shamrock Refinery Company) ("UDS") and Gary-Williams Energy Corporation ("Gary-Williams") which require consent to assignment as a condition to close;

        (f) Liability Insurance. Notwithstanding Section 1.2(e) above, Buyer shall be entitled to become an additional insured under any of Sellers' liability insurance policies in place on the Closing Date to the extent those policies apply to incidents occurring prior to the Closing Date and Sellers shall provide certificates to such effect at Closing. Effective as of the Closing Date, Sellers shall assign all claims and causes of action they have against insurance carriers providing coverage for any Assumed Liabilities assumed by Buyer to the extent such liabilities are assumed. Sellers shall provide Buyer access to said insurance policies and endorsements on or before Closing, and Buyer may make photocopies thereof as desired;

        (g) Permits. To the extent assignable, all licenses, permits, approvals, consents, privileges, certificates, and other authorizations and other rights of Sellers granted by environmental authorities, Governmental Authorities and private authorities and all certificates of convenience or necessity, immunities, privileges, grants, and other rights that relate to the Business (the "Permits"), which Permits are described on Schedule 1.2(g);

        (h) Records. Except as set forth in Section 1.3(g), originals or photocopies of general corporate, financial and Tax records of Pride Borger and Sellers' books, records, files, reports and similar data, documents and materials that relate to the Pipeline Properties or Gathering Operations, including without limitation, all drawings, title records, operational records, technical records, processing records, division orders (if applicable), measurement, tank strapping records, network lease settlement reference and contract reference information, plant property and right-of-way files, regulatory compliance files, contract files, accounting files, and copies of computer spreadsheets used for accounting and allocations;

        (i) Pride Borger Stock. Notwithstanding Section 1.3, all of the capital stock and all of the assets of Pride Borger;

        (j) Crude Inventories. All of Sellers' inventory of crude oil (including line fill) as of the Closing Date physically located in the Assets (except line fill associated with the inactive gathering systems) or relating to the Gathering Operations, which inventory shall be determined in accordance with the Inventory and Close-Out Procedures in Schedule 1.2(j); and

        (k)  Names.  All of Sellers' rights in and to the names
     "Comyn System" and "Texas Plains System" or any reasonable derivative thereof and any logo, trade name, or trademark associated therewith.

   1.3  Excluded Assets. Notwithstanding Sections 1.2(a)-(h) and
  1.2(j)-(k), the Assets shall not include, and there are excepted, reserved and excluded from the purchase and sale contemplated hereby, all assets, rights and properties of Sellers and their Affiliates which are not listed as Assets, including, without limitation, the following (collectively, the "Excluded Assets"):

        (a) subject to Section 9.2, all accounts receivable, notes receivable, cash, and cash equivalents of Sellers with respect to the Assets or Gathering Operations existing prior to the Closing Date, provided, however, that Sellers agree to abide by all Applicable Laws in their efforts to collect such accounts receivable and notes receivable, and that such efforts will be consistent with Sellers' past practice and usual manner;

        (b) all claims and causes of action of Sellers arising prior to the Closing Date, provided, however, that Sellers agree to notify and consult with Buyer regarding their intentions to seek recovery on any such claim or cause of action prior to actually seeking or taking action to effect such recovery;

        (c) all general corporate, financial and tax (income and franchise) records of Sellers (but not Pride Borger's), subject however to Buyer's right of access under Section 5.10;

        (d)  all interest of Sellers in and to the names "Pride
     Companies, Pride Borger, Pride Refining and Pride Pipeline" or any reasonable derivative thereof and any logo, trade name, or trademark associated therewith;

        (e) all losses, carryovers, and rights or claims to receive refunds with respect to any and all Taxes of Sellers (except Pride Borger) of every nature and description, including interest payable with respect thereto;

        (f) Sellers' books, records, files, drawings, diagrams and similar documents and materials, including those specifically identified on Schedule 1.3(f), which (i) Sellers cannot legally provide to Buyer without breaching confidentiality agreements with third parties or (ii) which relate to the trade payables, royalty payables and other liabilities retained by Seller;

        (g) all of Sellers' royalty suspense accounts and all original books and records (including lease files) relating thereto;

        (h) all of Sellers' or Sellers' Affiliates' interest in their Abilene Refinery and products storage and transportation business; and

        (i) all assets, rights and properties deleted from the Assets pursuant to this Agreement.

                          ARTICLE 2
              PURCHASE PRICE; OTHER TRANSACTIONS

   2.1 Purchase Price. Buyer agrees to pay Sellers a total amount of Twenty-Six Million Dollars ($26,000,000) to be reduced by the outstanding balance on the note (the "Diamond Shamrock Promissory Note") as of the Closing Date in the approximate amount of $5,330,000 (the "Purchase Price"). Buyer agrees to pay Sellers at Closing the Purchase Price, as adjusted at Closing pursuant to Article 9, by means of a completed wire-transfer of immediately available funds to an account designated by Sellers.

   2.2  Post-Closing Adjustments to the Purchase Price. The Purchase
  Price shall be subject to a post-Closing adjustment in accordance with the provisions of Article 9.

   2.3 Allocated Values. Buyer and Sellers have agreed to allocate the Purchase Price together with any assumed liabilities among the Assets for federal income tax purposes pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the allocation Schedule attached hereto as Schedule 2.3. Schedule 2.3 will be adjusted by Buyer and Sellers to the extent necessary to reflect any subsequent final determination of the Purchase Price pursuant to Article
  9. Sellers and Buyer agree to execute any forms or other documentation to be filed with the Internal Revenue Service which are consistent with the allocated Purchase Price as set forth on Schedule 2.3, as adjusted. Sellers and Buyer each agree that they and their Affiliates will not prepare any Tax Return or report inconsistent with such agreed allocation, as adjusted.

   2.4 Assumption Agreement. At the Closing, Buyer will enter into an Assumption Agreement in the form of Exhibit A hereto pursuant to which Buyer agrees to assume and be responsible for the Assumed Liabilities occurring prior to the Closing.

   2.5  Employment Matters.

        (a) Employment. As soon as reasonably practicable after the date hereof, and in any event within ten (10) days after the date hereof, Sellers shall provide Buyer with a list of employees of Sellers that Sellers desire to retain after the Closing Date ("Retained Employees"). Simultaneously, Sellers shall provide Buyer with a list of employees of Sellers that Sellers do not intend to retain after the Closing Date (the "Non-Retained Employees"). The list of Non-Retained Employees shall include all employees of Sellers that are not on the list of Retained Employees. During the period beginning ten (10) days after the date hereof, and ending five (5) days prior to Closing, Sellers shall provide Buyer the opportunity to review the employment records of the Business and meet with all of the employees on the list of Non-Retained
     Employees, as requested by Buyer, to obtain information needed to address transitional issues, including the hiring of the Non-Retained Employees selected by Buyer. Buyer shall have access to the Non-Retained Employees and their employment records during normal business hours, and shall not unreasonably interfere with the operation of Sellers' business. No more than thirty (30) days, but in any event at least five (5) days prior to the Closing Date, Buyer shall provide Sellers with a list of those employees from the list of Non-Retained Employees that Buyer intends to employ after the Closing Date (the "Intended Hired Employees"). Sellers' employees on the list of Non-Retained Employees that are not included on the list of Intended Hired Employees, and employees on the list of Intended Hired Employees who do not become employees of Buyer in connection with the consummation of the transactions contemplated herein, shall be referred to herein as "Excluded Employees". During the period from the date hereof to the Closing Date, Sellers shall use their best efforts to retain the services of their present officers and employees except, with notice to Buyer, in instances in which Sellers reasonably believe that the termination of any officer or employee is in the best interest of Sellers or a termination for cause, and Sellers will maintain good employee relationships consistent with past practices and comply with the terms of applicable contracts in existence on the date hereof. On the Closing Date, Sellers shall terminate all of the Non-Retained Employees and Buyer shall hire all of the Intended Hired Employees who accept Buyer's offer of employment (the "Hired Employees"). Sellers shall retain all liability for any liability, claim or obligation relating to or arising out of the employment by Sellers, or terminating of employment by Sellers, of Sellers' employees, including, without limiting the foregoing, all claims for workers' compensation, breach of express or implied employment contracts, wrongful discharge, benefits under employee benefit or disability plans, or violations of any federal, state or local laws prohibiting employment discrimination. Sellers shall be responsible for any continuation group health coverage required under Section 4980B of the Code or Sections 601 through 608 of ERISA with respect to all such employees.

        (b) WARN ACT. Sellers shall be responsible for complying with all requirements of the WARN Act, and any similar state or local statute, applicable to Sellers and their business prior to the Closing Date.

        (c) Severance. Buyer shall be under no obligation to provide severance pay or any other termination benefit with respect to the termination by Sellers of any Non-Retained Employees. Subject to
     Section 2.5(d)(ii), Sellers shall be responsible for severance benefits as specified in Sellers' Employees Handbook related to the termination of the Excluded Employees; provided, however, that Buyer shall reimburse Sellers for the cost of any severance payment provided to any Excluded Employee if Buyer or any of its Affiliates hires such Excluded Employee within six (6) months of the Closing Date. If Buyer terminates any of the Hired Employees within six (6) months after the Closing Date (the "Transition Period"), other than for just cause, Buyer shall provide, or cause to be provided, if they have not already received severance benefits from Sellers, severance benefits to such terminated employees equal to those that would have been provided pursuant to Sellers' Employee Handbook (as in effect on June 1, 1999), to the Excluded Employees by Sellers; provided however, that Sellers shall reimburse Buyer for the costs of such severance benefits if Sellers or any of their Affiliates hire any such Hired Employee within six (6) months of the end of the Transition Period.

        (d)  Benefits Following Closing.

             (i) Sellers shall retain liability for all claims, costs, expenses, liabilities and other obligations related to Hired Employees in which damages or other remedies are sought based on incidents or events occurring or arising prior to the Closing Date.

             (ii) If any accruals for employee benefits or compensation are included as current liabilities in the Financial Statements (such as for Sellers' 401(k) and profit sharing plans and for bonuses under FAS 106), Sellers shall, on and after the Closing Date, provide its employees and former employees with such benefits or compensation to the full extent of, on a basis consistent with, and for the same time period represented by such accrual. In any event, Sellers shall pay to former employees of Sellers (including Excluded Employees and Hired Employees) all benefits to which they are entitled under Sellers' existing benefit plans to the extent such benefits are funded under such benefit plans as of the Closing Date or otherwise covered by insurance arrangements. Notwithstanding the foregoing, Sellers shall be responsible for any claims incurred by a Non-Retained Employee or his or her covered dependents under Sellers' medical insurance, life insurance and all other welfare plans prior to the date of hire by Buyer in accordance with the terms of Sellers' plans, and for all disability benefits and worker's compensation payable to any Non-Retained Employee as a result of events occurring prior to the Closing Date.

             (iii)     This Section 2.5 shall not require any
          acceleration of benefits not otherwise required by the terms of any applicable benefit plans.

        (e) Vacation. Sellers shall retain all liabilities for unpaid, accrued vacation of Non-Retained Employees as of the Closing Date. At the time of termination of employment of the Non-Retained Employees, Sellers shall pay to each Non-Retained Employee the unpaid, accrued vacation to which such Non-Retained Employee is entitled as of the Closing Date. Except as may be provided in Buyer's collective bargaining or Employee Association Agreements with respect to Hourly Employees, service with both Sellers and Buyer shall be taken into account in determining Hired Employees' vacation under Buyer's Mid-Career Hires Vacation Guidelines. Buyer shall not take into account service with Sellers of the Hired Employees for any other purpose.

        (f) Cooperation; Employment Records. The Parties agree to furnish each other with such information concerning employees, and to take such other action as is necessary and appropriate to effect the transactions contemplated by this Section 2.5. At Closing, or as soon as possible thereafter, Sellers will provide Buyer a list of Hired Employees who have taken leave under the Family and Medical Leave Act within 12 months prior to the Closing Date, including the type and length of such leave.

                          ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF SELLERS

   Pride, and to the extent applicable, Pride SGP, represent and warrant to Buyer as of the date of this Agreement and, subject to the provisions of Sections 3.15 and 3.25, as of the Closing, that:

   3.1 Organization and Good Standing. Pride is a limited partnership validly existing and in good standing under the Applicable
  Laws of the State of Delaware, and in each state in which it conducts business, with full partnership power, right and authority to own and lease the properties and assets it currently owns and leases and to carry on its business as such business is currently being conducted. Pride's federal tax identification number is 75-2313597. Pride SGP is a corporation duly organized, validly existing, and in good standing under the Applicable Laws of the State of Texas and in each state in which it conducts business with full corporate power, right, and authority to own and lease the properties and assets it currently owns and leases and to carry on its business, as such business is currently being conducted.
  Pride SGP's federal tax identification number is 75-1768862. Pride Borger is a corporation duly organized, validly existing, and in good standing under the Applicable Laws of the State of Delaware, and in each state in which it conducts business, with full corporate power, right, and authority to own and lease the properties and assets it currently owns and leases and to carry on its business as such business is currently being conducted. Pride Borger's federal tax identification number is 75-1468070.

   3.2 Conduct of Business. The Assets identified in Section 1.2 constitute all of the assets owned by Sellers and required for the operation of the Business as currently conducted by Sellers, other than the Excluded Assets.

   3.3 Authorization of Agreement; No Violation; No Consents. This Agreement has been duly executed and delivered by Sellers. Pride has the full partnership power and authority to enter into this Agreement, to make the representations, warranties, covenants, and agreements made herein and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite partnership action on the part of Sellers. Neither the execution and delivery of this Agreement by Sellers nor the consummation by Sellers of the transactions contemplated hereby (a) will conflict with, result in a breach, default or violation of, or require consent of any third party under (i) the terms, provisions or conditions of the Partnership Agreement of Pride or any contract, agreement, instrument or restriction of any kind to which Sellers are a party or by which Sellers are bound or to which any of the Assets are subject or (ii) to the knowledge of Sellers, any judgment, decree, or order or any governmental permit, certificate, license, Applicable Law, statute, rule or regulation or any judgment, decree, or order to which Sellers are a party or is subject, or to which any of the Assets are subject, except for (A) consents and approvals from Governmental Authorities that are customarily obtained after closing in connection with a sale of properties, and for those permits or licenses for street, road, canal, river, drainage, or other public or governmental right-of-way for any pipeline crossing or passageway, (B) any conflict, breach, default, violation, or consent that would not have, individually or in the aggregate, a Material Adverse Effect, and (C) any applicable requirement under the HSR Act, or (b) will result in the creation of any lien, charge, or other encumbrance on any of the Assets.

   For purposes of this Agreement, unless specifically set forth herein to the contrary, the terms "knowledge," "known," or any similar term, as applied to Sellers, Pride Borger or Buyer, shall mean the actual knowledge of Sellers', Pride Borger's or Buyer's executive officers, respectively; provided, however, that prior to the Closing, Sellers shall make inquiry of and seek to obtain certificates from the employees identified on such
  Schedule 3.3 with respect to the accuracy of Sellers' representations and warranties herein.

   3.4 Governmental Consents. To the knowledge of Sellers, no consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement by Sellers, or Sellers' performance of the terms of this Agreement, or the validity or enforceability hereof against Sellers, except for consents referenced in Sections 3.3 and 14.10, and except where the failure to give notice to file or to obtain any authorization, consent or approval would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

   3.5 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Sellers enforceable against Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Applicable Laws affecting creditors' rights generally and general principles of equity.

   3.6 Brokers. Simmons & Company International has acted as broker or finder for or on behalf of Sellers and their Affiliates in connection with this Agreement or the transactions contemplated by this Agreement, and no other broker or finder has acted in such capacity. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made on behalf of Sellers or any Affiliate of Sellers for which Buyer has or will have any liability or obligation (contingent or otherwise).

   3.7 Suits. Except as set forth on Schedule 3.7, there are no Suits pending or, to the knowledge of Sellers, threatened involving the Assets, the Business, or the employees of the Business which could have a Material Adverse Effect on Buyer's ownership of, use of or title to the Assets, either known by, or upon which service has been effected on, Seller.

   3.8 Permits. To the knowledge of Sellers, Sellers possess all governmental licenses, permits, and certificates necessary for the operation of the Business and the Assets, except to the extent that the failure to possess such governmental licenses, permits, and certificates would not have a Material Adverse Effect. Nothing in this Section 3.8 shall be deemed or construed to constitute a representation or warranty with respect to Environmental Laws which are covered exclusively by
  Section 3.9 and Article 10, respectively.

   3.9 Environmental Matters. (a) Except as set forth on Schedule 3.9(a), and to the knowledge of Sellers, no Violation of Environmental Laws exists with respect to the Business or any of the Assets, which Violation of Environmental Laws would have a Material Adverse Effect.

        (b)  To the knowledge of Sellers and except as set forth on
     Schedule 3.9(b), or as would not result in a Material Adverse
     Effect:

             (i) There has been no spill, release, threatened release, discharge or disposal of Hazardous Substances that has occurred or which is presently occurring on, from, under or onto any Assets or from any adjacent properties.

             (ii) There has been no undisclosed spill, release, threatened release, discharge or disposal of Hazardous Substances that has occurred or which is presently occurring
          (i) on tracts neighboring and/or occupied by any Assets or
          (ii) from any real property owned by Sellers as a result of any construction on or operation or use of any Assets.

             (iii) Except as set forth on Schedule 3.9(c), there are no presently existing or threatened environmental claims.

             (iv) Except as set forth on Schedule 3.9(d), in connection with the construction on, or operation, maintenance and use of, any Assets, as of the date of this Agreement, there has been no failure by Sellers to comply with all applicable requirements of Environmental Laws relating to Sellers, the operations of any Assets, or Sellers' manufacture, processing, distribution, use, treatment, generation, recycling, reuse, sale, storage, handling, transportation or disposal of any Hazardous Substance and Sellers are not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws after the date of this Agreement.

             (v) Except as set forth on Schedule 3.9(e), Sellers are not currently required to obtain any environmental permit to construct, demolish, renovate, occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of any Assets that have not been obtained and fully disclosed to Buyer.

             (vi) Except as set forth on Schedule 3.9(f), there is no ACM or Underground Storage Tank located on, in (including, with respect to ACM, within building materials) or about any Assets nor has any ACM or Underground Storage Tank at any time been removed from any Assets.

             (vii) Except as set forth on Schedule 3.9(g), there are no liens affecting any Assets arising out of or in connection with an environmental claim and Sellers have not received any summons, directive, citation, notice, investigation letter or other communication, whether written or oral, from any Governmental Authority or any other Person concerning any intentional or unintentional action or omission by Sellers or any other Person which may result in an environmental claim or a breach of any requirement of Environmental Law with regard to Sellers or any Assets.

   3.10 Government Notices. Except as set forth on Schedule 3.10, there are no known notifications pending or, to the knowledge of Sellers, threatened by any Governmental Entity relating to Sellers and the Assets or relating to the discharge or release of materials into the environment or otherwise relating to the protection of the public health or the environment.

   3.11 Payment of Taxes.

        (a) No Taxes, including ad valorem, real or personal property taxes, assessed against the Assets are delinquent. Sellers have properly completed and filed or caused to be filed in a timely manner all material reports or returns required to be filed with respect to such Taxes relating to the Assets with any applicable taxing authority or, if not so timely filed, all appropriate penalties with respect to same have been assessed and paid or duly contested in good faith.

        (b)  Pride Borger has filed or caused to be filed all Tax
     Returns with the exception of the federal return for the short period ending on the Closing Date required to have been filed by or for it, and all material information set forth in such Tax Returns is accurate and complete. Pride Borger has paid or made adequate provision for all Taxes payable by it or with respect to its assets. Pride Borger has not granted (and is not subject to) any waiver of the period of limitations for the assessment of Tax for any currently open taxable period, and no unpaid Tax has been asserted against or with respect to Pride Borger by any taxing authority. Pride Borger has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. Pride Borger is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements. Pride Borger has not made or entered into, and does not hold any asset subject to, a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code and the regulations thereunder. There are no liens for Taxes upon assets of Pride Borger other than for current Taxes not yet due and payable. Pride Borger is not and has not been a party to any joint venture, partnership, or other arrangement which could be treated as a partnership for federal income tax purposes. Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns and state franchise Tax Returns, examination reports, proposed audit findings in any cycle in which an examination report has not yet been issued and statements of deficiencies assessed against or agreed to by Pride Borger since December 1, 1994, as well as copies of any correspondence with Diamond Shamrock regarding Tax liabilities or potential Tax liabilities of Pride Borger. For purposes of this
     Section 3.11, Pride Borger shall mean Pride Borger and Pride Texas Plains, L.P.

   3.12 Compliance with Contracts. To Sellers' knowledge, neither
  Sellers, Pride Borger, nor any other party to the Contracts, Surface Contracts or Permits are in default or breach of any of the Contracts, Surface Contracts or Permits that would have a Material Adverse Effect, nor do Sellers or Pride Borger have knowledge of events that could result in a default or breach of any Contract, Surface Contract or Permit.

   3.13 Adverse Title Claims. At Closing, Sellers will have good and indefeasible title to the Assets, free and clear of all liens, encumbrances, security interests, equities or restrictions whatsoever, other than Permitted Liens. Except as set forth on Schedule 3.13, to the knowledge of Sellers,

        (a) there are no liens or encumbrances with respect to any of the Assets for delinquent Taxes and delinquent assessments;

        (b) there are no liens, deeds of trust, mortgages, adverse title claims, or similar encumbrances with respect to the Assets; and

        (c) there are no materialmen's, mechanics', repairmen's, employees', contractors', operators', and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance, or operation of any of the Assets prior to the Closing.

   3.14 Capital Expenditures. Neither Sellers nor Pride Borger have made or agreed to make any capital expenditures for additions to property, plant, or equipment, other than in the ordinary course of business and consistent with past practices, except as provided in Section 5.3.

   3.15 Supplemental Disclosure. Sellers shall have the right and option to amend the representations and warranties made by them herein, on the Schedules and in all other certificates delivered by it to Buyer pursuant hereto to ensure that such representations and warranties, Schedules, and other certificates remain true and correct between the date of this Agreement and the Closing. Sellers will provide Buyer with reasonable notice of any amendments to the Schedules, and Buyer and Sellers shall negotiate a pre-closing adjustment to the purchase price ("Pre-Closing Adjustment") to reflect such amendment, if requested by either party. If the Parties cannot agree on such Pre-Closing Adjustment, the issue shall be resolved pursuant to Section 13.1.

   3.16 Compliance with Applicable Laws. To the knowledge of Sellers, neither Sellers nor Pride Borger are in default under any Applicable Laws, which default would have a Material Adverse Effect upon the Assets or the Business or the employees of the Business. Sellers and Pride Borger have been granted all Permits from federal, state, and local government regulatory bodies necessary or desirable to carry on the Business, all of which are currently in full force and effect except where any failure to obtain Permits would not have a Material Adverse Effect upon the Assets or the Business.

   3.17 Employee Relations and Benefit Plans.  Set forth on  Schedule
  3.17 is an accurate and complete list of all agreements of any kind between Sellers and their employees or group of employees, including, without limitation, written or oral employment and benefit plans. Except as provided in Section 2.5 hereof, Buyer shall not, by the execution and delivery of this Agreement or otherwise, become obligated to employ any employee of Sellers or Pride Borger or assume any liabilities or contractual obligations with respect to such employees or otherwise become liable for or obligated in any manner (contractual or otherwise) to any employee of Sellers or Pride Borger, including, without limiting the generality of the foregoing, any liability or obligation pursuant to any collective bargaining agreement, employment agreement, or pension, profit sharing or other employee benefit plan (within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained by Sellers or to which Sellers contribute or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by Sellers or Pride Borger. Pride Borger has never had any employees during the period in which Sellers have owned Pride Borger. Sellers warrant that no labor union or employee organization has been certified or recognized as the collective bargaining representative of any employees of Sellers, nor are there any union organizations, campaigns, representation proceedings, labor strikes, work stoppages, or slow downs underway or, to Sellers' knowledge after reasonable inquiry, threatened with respect to any of the employees of Sellers.

   3.18 Financial Statements. Sellers have delivered to Buyer copies of the Crude Oil Gathering Division consolidating balance sheets which include Pride Pipeline Company, Pride Borger, and PHS Pipeline as of December 31st, for the years 1995 through 1998 and for the three months ending March 31, 1999 (the "Balance Sheet Dates"), Crude Oil Gathering Division consolidating statements of income or earnings, cash flow and retained earnings which include Pride Pipeline Company, Pride Borger, and PHS Pipeline for the twelve months then ended and the three months then ended, respectively (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods indicated. The Financial Statements are true, complete and correct with the exception that such Financial Statements do not contain footnotes. Such Financial Statements present fairly the financial condition and the results of the operations of the Crude Oil Gathering Division for the periods indicated thereon. In addition, Sellers have provided Buyer with copies of the Form 10K for the years ended December 31, 1995 through 1998 and the Form 10Q for the quarter ending March 31, 1999 which Form 10Ks include audited financial statements for Pride (the "Publicly Filed Financial Statements"). Such Publicly Filed Financial Statements have the Crude Oil Gathering Division consolidated in them. The Publicly Filed Financial Statements include all material footnotes required by GAAP, each such footnote is complete and accurate, and contains all information required by GAAP to be contained therein. All reserves for contingent risks have been estimated in accordance with GAAP and are appropriate and sufficient to cover all costs reasonably expected to be incurred from such risks. The Publicly Filed Financial Statements and the Financial Statements are consistent with the books and records of Sellers (including without limitation those related to the Crude Oil Gathering Division).

   3.19 Capital Stock.

        (a) The authorized capital stock of Pride Borger consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding. Schedule 3.19(a) accurately describes the ownership of Pride Borger's capital stock as of the date hereof. Pride is and will be on the Closing Date the record and beneficial owner and holder of, and has, and on the Closing Date will have, good, valid and indefeasible record and beneficial title to, Pride Borger's capital stock indicated on Schedule 3.19(a) to be owned by Pride, free and clear of any adverse claim of any other Person, including without limitation, any encumbrance. All of the outstanding shares of Pride Borger's capital stock have been duly authorized and are validly issued, fully paid and nonassessable. All dividends and other distributions declared with respect to the issued and outstanding shares of Pride Borger's capital stock have been paid or distributed. There are no existing subscriptions, rights, warrants, calls, options, commitments or agreements of any character relating to Pride Borger's capital stock which is authorized but unissued or held in the treasury or relating to the purchase or redemption of Pride Borger's issued and outstanding capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

        (b) The certificates representing Pride Borger's capital stock to be delivered to Buyer at the Closing, and the signatures on the endorsements thereof or stock powers delivered therewith, will be valid and genuine. The stock certificates, endorsements, stock powers and other documents to be delivered to Buyer on the Closing Date will transfer to and vest in Buyer good, valid and indefeasible title to Pride Borger's capital stock, free and clear of any adverse claims of any other Person.

   3.20 Year 2000 Compliance.   Except as set forth on Schedule 3.20,
  Sellers are not aware of any areas in which the Assets will not be Year 2000 compliant upon completion of Sellers' Year 2000 Compliance plan. "Year 2000 Compliant" means as to any Person or entity that all software, firmware, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, that Person or entity will be able to record and process all calendar dates (whether before, in and after the year 2000) correctly with four-digit year processing and will be able to communicate with other applicable systems to accept any two-digit year date data in a manner that resolves any ambiguities as to century in a properly defined manner.

   3.21 Material Compliance. To the knowledge of Sellers, Sellers have maintained the Assets in material compliance with Applicable Laws and in accordance with good industry practice, except where any failure to do so would not have a Material Adverse Effect on the Assets or the Business.

   3.22 Volume of Certain Business. The lease acquisition and pipeline transportation volumes shall not have changed materially since the levels disclosed to Buyer in data as of December, 1998.

   3.23 Pride Borger. Pride Borger was originally incorporated under the name D-S Pipe Line Corporation ("D-S Pipe Line"), which was the subject of the stock purchase agreement between Pride Refining, Inc. ("Pride Refining") as Buyer, and Diamond Shamrock Refining and Marketing Company ("Diamond Shamrock") as Seller dated September 1, 1994. The corporate name of D-S Pipe Line was changed to Pride Borger on March 8, 1995.

   3.24 Diamond Shamrock Promissory Note. Sellers are current on all principal and interest payments and the Diamond Shamrock Promissory Note is not in default.

   3.25 Survival of Representations and Warranties of Sellers. The representations and warranties of Sellers set forth in this Agreement shall not continue to be made after Closing, except that Sellers shall be and remain liable for any damages, losses or claims arising from Sellers' breach of or inaccuracy in any such representation or warranty in accordance with Article 10.

                          ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer represents and warrants to Sellers as of the date of this Agreement and, subject to the provisions of Sections 4.8 and 4.9, as of the Closing, that:

   4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the Applicable Laws of the State of Delaware and in each state in which it conducts business with full corporate power, right, and authority to own and lease the properties and assets it currently owns and leases and to carry on its business as such business is currently being conducted. Buyer's federal tax identification number is 23-2052191.

   4.2 Authorization of Agreement; No Violation; No Consents. This Agreement has been duly executed and delivered by Buyer. Buyer has the full corporate power and authority to enter into this Agreement, to make the representations, warranties, covenants, and agreements made herein and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer. To the knowledge of Buyer, neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby (a) will conflict with, result in a breach, default or violation of, or require the consent of a third party under (i) the terms, provisions, or conditions of Buyer's articles of incorporation, bylaws, or any other corporate document (and any amendments thereto) or (ii) any judgment, decree, or order or any governmental permit, certificate, material agreement, license, Applicable Laws, statute, rule, or regulation or any judgment, decree, or order to which Buyer is a Party or is subject, or to which the business, assets or operations of Buyer are subject, except for (A) post-closing consents, (B) any conflict, breach, default, or violation that would not have, individually or in the aggregate, a material adverse effect on Buyer, and
  (C) any applicable requirements under the HSR Act, or (b) will result in the creation of any lien, charge, or other encumbrance on any property or assets of Buyer.

   4.3 Governmental Consents. To the knowledge of Buyer, no consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Entity is required to authorize, or is otherwise required in connection with the execution and delivery of this Agreement by Buyer, or Buyer's performance of the terms of this Agreement, or the validity or enforceability hereof against Buyer, except for post-closing consents set forth on Schedule 14.10 and any applicable requirements under the HSR Act, and except where the failure to give notice to file or to obtain any authorization, consent or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

   4.4 Enforceability. This Agreement constitutes a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Applicable Laws affecting creditors' rights generally and general principles of equity.

   4.5 Brokers. No broker or finder has acted for or on behalf of Buyer or any Affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any Affiliate of Buyer for which Sellers have or will have any liability or obligation (contingent or otherwise).

   4.6 Suits. There are no Suits pending, or to Buyer's knowledge threatened, which could prohibit Buyer's acquisition or ownership of the Assets or which could have a material adverse effect on the Buyer's consummation of the transactions contemplated hereby.

   4.7 Financing. Buyer has currently available all funds necessary to pay the Purchase Price and any other amounts contemplated by this Agreement. Buyer's ability to consummate the transactions contemplated hereby is not contingent on its ability to complete any financing prior to or upon the Closing.

   4.8 Supplemental Disclosure. Buyer shall have the right and option to amend the representations and warranties made by it herein, on the Schedules and in all other certificates delivered by it to Sellers pursuant hereto to ensure that such representations and warranties, Schedules, and other certificates remain true and correct between the date of this Agreement and the Closing. Buyer will provide Sellers with reasonable notice of any amendments to the Schedules.

   4.9 Survival of Representations and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement shall not continue to be made after Closing, except that Buyer shall be and remains liable for any breach of or inaccuracy in any such representation or warranty in accordance with Article 10.

                          ARTICLE 5
                     COVENANTS OF SELLERS

   Pride, and to the extent applicable, Pride SGP, covenant and agree, except as otherwise contemplated by this Agreement or as otherwise approved by Buyer in writing, that from the date hereof through the Closing Date (or after the Closing Date, as required by Section 5.3(i)):

   5.1 General. Sellers will use their best efforts to take all actions and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction of the closing conditions.

   5.2 HSR Act. Upon the execution of this Agreement, Sellers will, if required, file a notification under the HSR Act relating to the purchase and sale contemplated hereby with the Justice Department and the FTC. Sellers will (a) promptly file any other required notification under the HSR Act relating to the purchase and sale contemplated hereby with the Justice Department and the FTC, (b) respond to inquiries from the Justice Department and the FTC in connection with such notification, (c) request early termination or waiver of any applicable waiting period under the HSR Act and (d) provide to Buyer copies of all filings and correspondence between Sellers and the Justice Department and the FTC regarding the purchase and sale contemplated hereby.

   5.3  Operations.  Sellers and Pride Borger shall:

        (a) use their best efforts to conduct the Business consistent with past practice in their usual manner and maintain their books of account in a manner that fairly and accurately reflects their income, expenses and liabilities;

        (b) use their best efforts to duly and punctually perform all of their material contractual obligations in the ordinary course of business;

        (c) give prompt written notice to Buyer of any notice received by either of them of any material default or breach or alleged material default or breach under any instrument or agreement to which either of them is a party or by which either of them is bound and take all reasonable steps to cure any such default or breach;

        (d) give prompt written notice to Buyer pertaining to releases or discharges of Hazardous Substances from the Assets or material violations of Applicable Laws and provide copies of any written correspondence relating thereto received by Sellers from any Governmental Authority;

        (e) use their best efforts to preserve the goodwill of, and their good relationships with, their suppliers, customers, landlords and others having business relations with them;

        (f) use their best efforts to preserve the Business intact and retain the services of their present officers, employees and agents except, with notice to Buyer, in instances in which Sellers reasonably believe that the termination of any officer, employee or agent is in the best interests of Sellers or a termination for cause;

        (g) use their best efforts to cause all conditions to the consummation of the transactions contemplated hereby to be satisfied;

        (h) use their best efforts to cooperate and coordinate the scheduling of Crude Oil movements with Buyer between the date hereof and the Closing Date and act as Buyer's agent as directed by Buyer where necessary; and


        (i) use their best efforts to clean and make gas free all inactive storage tanks associated with the Merton and Alan Reed locations, which tanks are described on Schedule 5.3(i), within 60 days after Closing.

   5.4 Restricted Activities. Without the prior written consent of Buyer, which shall not be unreasonably withheld, neither Sellers nor Pride Borger shall:

        (a) enter into any employment agreement or increase the rate of compensation payable or to become payable by Sellers or Pride Borger to any of their directors, officers, employees or agents (other than in connection with merit or longevity-related raises consistent with past practices of Sellers);

        (b) incur or agree to incur, or otherwise guarantee or become liable for, any indebtedness for money borrowed or any commitment, obligation or liability, absolute or contingent, other than in the ordinary course of business;

        (c) fail to maintain the Assets and tangible properties in the ordinary course of business;

        (d) except in the ordinary course of business, make or permit any material change in the Assets, liabilities or financial condition;

        (e) enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or cause or permit any lien, security interest, mortgage, encumbrance or charge of any kind to attach upon any of the Assets, whether now owned or hereafter acquired, except for capital leases and liens for taxes, assessments or governmental charges or levies which are not delinquent;

        (f) enter into any new crude oil purchase or sale agreements for volumes greater than 500 barrels per day which exceed a three
     (3) month term or renew any existing purchase or sale agreement except on substantially similar terms; or

        (g) agree to do any of the things described in clauses (a) through (f) of this Section 5.4.

   5.5 Noncompetition. Sellers agree that for a period of three (3) years following the Closing Date, they shall not, directly or indirectly, through a subsidiary or Affiliate, without the prior express written consent of Buyer:

             (a) engage, as shareholder, owner, partner, joint venturer, investor, lender, agent, sales representative, in a managerial capacity, or otherwise, in the business of purchasing, gathering, transportation or marketing of crude oil, in each case, within the
          following states:   Texas and New Mexico (the "Territory");

        (b) call upon (in person, telephonically, by mail, or by electronic transmission) any person who is, at that time, within the Territory, an employee of Buyer in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer;

        (c) call upon (in person, telephonically, by mail, or by electronic transmission) any person or entity which is, at that time, or which has been, within one year prior to the Closing Date, a customer of Sellers or Buyer, as the case may be, within the Territory for the purpose of purchasing, gathering, transportation or marketing of crude oil, in each case, within the Territory;

        (d) disclose the identity of Buyer's or Sellers' customers, whether in existence or proposed, to any Person, firm, partnership, corporation or business for any reason or purpose whatsoever; or

        (e) promote or assist, financially or otherwise (including, without limitation, lending, guaranteeing loans or otherwise providing financial assurance in any way), any Person, firm, partnership, corporation or other entity whatsoever to do any of the above.

   Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Sellers or any of its partners from (i) acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter or (ii) conducting any of the businesses (other than the Business) currently conducted by Sellers or their Subsidiaries.

   5.6 Injunctive Relief. Because of the difficulty of measuring economic losses to Buyer as a result of the breach of the covenant in
  Section 5.5, and because of the immediate and irreparable damage that would be caused to Buyer for which it would have no other adequate remedy, Sellers agree that, in the event of breach by Sellers of the foregoing covenant, the covenant may be enforced by Buyer by, without limitation, injunctions and restraining orders.

   5.7 Severability of Covenants. The covenants in Sections 5.5 through 5.9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

   5.8 Independent Covenants. All of the covenants in Sections 5.5 through 5.9 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Sellers against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation any time during which Sellers are in violation of any provision of Sections 5.5 through 5.9 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any Person, whether or not a party to this Agreement, in which action Buyer seeks to enforce the agreements and covenants of Sellers or in which any Person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

   5.9  Materiality.  Sellers  hereby agree that the covenants in
  Section 5.5 through 5.9 are a material and substantial part of this transaction.

   5.10 Access. Sellers will permit Buyer's officers, employees, agents, and advisors to have reasonable access to Seller's employees, the Assets (including, without limitation, the Contracts) and Sellers' records as described in Sections 1.2(h) and 1.3(c), and Buyer will be permitted to make copies thereof. With respect to Buyer's access to Sellers' customers, Sellers acknowledge the importance of the successful transfer of Sellers' customers' business to Buyer. Accordingly, Sellers and Buyer agree to jointly prepare an announcement to Sellers' customers following the execution of this Agreement. Sellers and Buyer agree to cooperate regarding any contact of Sellers' customers by Buyer prior to Closing. Buyer shall not, however, contact any of Sellers' customers (other than UDS and Gary-Williams) to discuss the Contracts or the Business of Sellers prior to Closing without the prior written consent of Sellers, which consent shall not be unreasonably delayed or withheld.

   5.11 Payment of Pre-Closing Operating Expenses. The Parties agree that any customary operating expenses and all taxes (including severance taxes) actually incurred by Sellers in the operation of the Assets and attributable solely to periods of time prior to the Closing Date shall be for the account of, and paid by, Sellers in accordance with Sellers' customary practice and Applicable Law, and Buyer shall not be responsible for the payment thereof.

   5.12 Public Announcements. No press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof shall be made by Buyer or Sellers without prior consent of the other Party, except as may be necessary in the opinion of counsel to any party to meet the requirements of any Applicable Law or regulations, the determination of any court, or the requirements of any stock exchange on
  which the securities of such Party may be listed.   If the transactions
  contemplated herein are not consummated, neither Buyer nor Sellers shall disclose to any third party or publicly discuss the proposed transaction contemplated hereby, except as otherwise permitted hereinabove and except as agreed in advance, in writing, by the Parties or otherwise required by Applicable Law, in which case the Party so compelled will give reasonable written notice in advance to the other Parties.

   5.13 Exclusivity. After the signing of this Agreement until the Closing Date or the termination of this Agreement, neither Sellers nor any of its Affiliates as representatives shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person or entity relating to the acquisition of any capital stock or other voting securities of, or any substantial portion of the Assets of, Sellers (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any negotiations or discussions regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person or entity in favor of such acquisition (including any acquisition structured as a merger, consolidation, or share exchange). Sellers will notify Buyer if any Person or entity makes any written unsolicited proposal or offer with respect to any of the foregoing.

   5.14 Cooperation and Obligation to Supplement Information.  Sellers
  (and each of Pride's general partners) shall at all times prior to the Closing Date cooperate fully with Buyer for the purpose of consummating the transactions contemplated hereby. Sellers shall, from time to time through the Closing Date, supplement the Schedules, lists and other documents referred to herein and delivered pursuant hereto to reflect changes in the subject matter thereof occurring through the Closing Date. Sellers shall deliver to Buyer supplements to the disclosure Schedules promptly after the occurrence of any event which materially changes any representation or warranty made by Sellers in this Agreement or any statement made in the disclosure Schedules or in any supplement. Sellers shall use their best efforts prior to and after the Closing Date, to cooperate with Buyer in transferring all electronic and other data related to the Business, including, without limitation, to the extent available, the data set forth on Schedule 5.14 in a format reasonably acceptable to Buyer.

   5.15 Review of Title and Consents. Buyer acknowledges that its remedies for defects in title shall be limited to the representation in
  Section 3.13 and this Section 5.15 and that except as provided in these sections, the Assets are being transferred without warranty of title on an "AS IS" "WHERE IS" basis. During the due diligence review, Buyer shall be entitled to review the Surface Contracts, Real Property and Permits to determine whether Sellers have good title and whether any consents or approvals are required for their assignment or conveyance. Sellers will provide Buyer with access to Sellers' right of way files covering the Surface Contracts, Real Property and Permits. At Buyer's request, Sellers will further provide Buyer with access to copying privileges at Buyer's sole cost. If Buyer discovers a "Material Title Defect" (as defined below) during its due diligence review, Buyer shall immediately notify Sellers in writing of the defect. Sellers shall have the right to cure such defect by giving Buyer written notice of such election prior to Closing. If Sellers elect not to cure such defect, Buyer and Sellers may agree to delete the affected Asset or portions thereof from the Assets.
  If Seller elects not to cure, and Buyer and Sellers cannot agree to the deletion, the amounts at issue in excess of the aggregate amount of $200,000 referenced below shall be treated as a Pre-Closing Adjustment in accordance with Section 13.1. For the purposes of this paragraph, a "Material Title Defect" shall mean a lapse, gap or title defect (other than a Material Consent, as defined below) to any individual title or tract relating to property which is currently actively used or operated by Sellers or Pride Borger, for which (a) the cost of curing title or obtaining rights to use, occupancy and possession or (b) if (a) is not applicable, the damages from loss of use by deletion of the property would exceed TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) and in the aggregate
  (a) the cost of curing title or obtaining rights to use, occupancy and possession or (b) if (a) is not applicable, the damages from loss of use by deletion of the property would exceed TWO HUNDRED THOUSAND DOLLARS ($200,000.00). Buyer agrees that any circumstance in which Sellers have reasonable claims to prescriptive rights shall not be considered a Material Title Defect.

   During the due diligence review, Buyer will identify in writing to Sellers all Material Consents required for assignment of any of the Contracts, Surface Contracts and Permits. Prior to Closing, Sellers will use reasonable efforts to obtain all Material Consents so identified, and after Closing, Sellers will cooperate and assist Buyer in obtaining any remaining Material Consents and approvals required for the assignment of Contracts, Surface Contracts and Permits. For purposes of this paragraph, a "Material Consent" shall mean a consent which is required on the face of the Contracts, Surface Contracts and Permits and which is required to be obtained from an individual or entity other than a public or quasi-public entity or a business entity which grants consents in the normal course of business and the cost of obtaining such consent would exceed FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) and in the aggregate, the cost of obtaining all required Material Consents would exceed SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00). If Sellers elect not to expend amounts in excess of these amounts to obtain the consents, or if Sellers cannot provide the Buyer the benefit of the Contracts, Surface Contracts and Permits in accordance with Section 14.10, the amounts at issue in excess of the aggregate amount of $75,000 referenced above shall be treated as a Pre-Closing Adjustment in accordance with Section 13.1. If consents or approvals (other than any consents or approvals which constitute Material Consents) are required, Sellers shall endeavor to obtain such consents and/or approvals, and Buyer and/or Sellers shall execute any reasonable documentation requested by the parties whose consent or approval may be required.

   5.16 Assessment.

        (a) Buyer, at its own risk and expense, may conduct a due diligence review of the Assets as Buyer considers necessary or advisable. The due diligence review must be completed without delaying the Closing and must be coordinated and scheduled between designated representatives of Buyer and Sellers. The Parties agree that environmental due diligence will be conducted pursuant to the initial work plan set forth in Schedule 5.16, and that with the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed, environmental due diligence by Buyer may be expanded from such initial work plan based on the results of such initial work plan.

        (b) If, as a result of Buyer's due diligence review, either a "Material Physical Defect" or a "Material Environmental Condition" (each defined below) is discovered, Buyer shall immediately notify Sellers in writing, describing such Material Physical Defect or Material Environmental Condition and the reasonable estimate of the cost to repair, correct or remediate. Sellers and Buyer may agree that Sellers shall repair the Material Physical Defect or remediate or correct the Material Environmental Condition or delete the affected asset or portions thereof from the Assets being sold. If Sellers elect not to repair the Material Physical Defect or remediate or correct the Material Environmental Condition or delete the affected Assets or portion thereof, or Buyer does not agree to the repair, remediation, correction or deletion, amounts in excess of the aggregate amount of $750,000 referenced below for Material Physical Defects and the aggregate amount of $250,000 referenced below for Material Environmental Conditions will be treated as Pre-Closing Adjustments in accordance with Section 13.1. For purposes of this paragraph only, a "Material Physical Defect" shall mean physical defects in the Assets for which (a) the cost of repair or
     (b) if (a) is not applicable, the damages from loss of use by deletion of the Asset would exceed a cumulative total of SEVEN
     HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00). To be included in the calculation of the cumulative amount, (a) the cost of repair or (b) if (a) is not applicable, the damages from loss of use by deletion of the Asset due to a defect in any individual component of the Assets must exceed THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($35,000.00). Equipment or Pipeline Properties not being actively used by Sellers as of the Closing Date shall not be subject to review for Material Physical Defects. For purposes of this paragraph only, a "Material Environmental Condition" shall mean a condition of any soils, surface water, groundwater or air caused by Sellers or their predecessors in their operation of the Assets where a Governmental Authority would mandate correction or remediation of such conditions under applicable Environmental Laws, for which (a) the cost of correction or remediation or (b) if (a) is not applicable, damages from loss of use by deletion of the property would exceed a cumulative total of TWO HUNDRED AND FIFTY THOUSAND
     AND NO/100 DOLLARS ($250,000.00). To be included in the calculation of the cumulative amount of Material Environmental Condition, (a) the correction or remediation of an applicable individual condition or (b) if (a) is not applicable, the damages from loss of use by deletion of the property must exceed TWENTY THOUSAND DOLLARS ($20,000.00).

        (c) Right of Entry. Sellers will provide Buyer (or its contractor) with reasonable access to the Assets to conduct the due diligence review. If Sellers do not have legal right to allow Buyer such access, then Sellers and Buyer shall work together to obtain the access. Buyer shall submit schedules to Sellers which show when Buyer plans to access the Assets. Said schedules shall be provided to Sellers sufficiently in advance of the date or dates of access to enable Sellers to arrange to have an inspector(s) present. Buyer agrees to exercise precautions and conduct all actions at or on the Assets in a way that will, in so far as reasonably possible, assure the safety of persons and property. IN ADDITION TO ARTICLE 10, BUYER SHALL RELEASE, INDEMNIFY AND HOLD HARMLESS SELLERS, THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (HEREINAFTER INDIVIDUALLY AND COLLECTIVELY, THE "INDEMNITEE") AGAINST ANY CLAIMS ASSERTED AGAINST INDEMNITEE BY ANY PERSON FOR INJURY TO PERSONS OR DAMAGE TO PROPERTY ARISING OUT OF THE DUE DILIGENCE REVIEW, EXCEPT TO THE EXTENT THAT ANY SUCH INJURY OR DAMAGE ARISES OUT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLERS. IF SUCH INJURY TO PERSONS OR DAMAGE TO PROPERTY IS THE RESULT OF JOINT NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLERS AND BUYER (WHICH TERMS, FOR PURPOSES OF THIS PARAGRAPH SHALL INCLUDE SELLERS' AND BUYER'S RESPECTIVE EMPLOYEES, CONTRACTORS AND AGENTS), BUYER'S DUTY OF INDEMNIFICATION SHALL BE REDUCED TO THE EXTENT OF SELLERS' PROPORTIONATE SHARE OF SUCH JOINT NEGLIGENCE OR WILLFUL MISCONDUCT.

        (d) Buyer may, at its sole discretion, delete inactive gathering lines from the Assets, without adjusting the Purchase Price. Portions of the Jacksboro facility not necessary to its operations will be deleted from the Assets and retained by Sellers.

   5.17 Tax. Between the date hereof and the Closing Date, to the extent Sellers have knowledge with respect to Pride Borger of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of Pride Borger (including as a former partner of Pride Texas Plains, L.P.), Sellers shall provide prompt notice to Buyer of such matter setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter. Sellers shall cause Pride Borger not to take any of the following actions: (i) make, revoke or amend any Tax election;
  (ii) execute any waiver of restrictions on assessment or collection of any Tax; or (iii) enter into or amend any agreement or settlement with any Tax authority.

   5.18 Nonforeign Affidavit. Sellers shall furnish Buyer an affidavit, stating, under penalty of perjury, the Sellers' United States taxpayer identification number and that the Sellers are not a foreign person, pursuant to Section 1445(b)(2) of the Internal Revenue Code.

                          ARTICLE 6
                      COVENANTS OF BUYER

   Buyer covenants and agrees, except as otherwise contemplated by this Agreement or as otherwise approved by Sellers in writing, that from the date hereof through the Closing Date:

   6.1 General. Buyer will use all reasonable efforts to take all actions and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction of the closing conditions.

   6.2 Confidentiality. Buyer agrees to maintain the confidentiality of all confidential information disclosed hereunder pursuant to the terms of the Parties' Confidentiality Agreement.

   6.3 HSR Act. Upon the execution of this Agreement, Buyer will, if required, file a notification under the HSR Act relating to the purchase and sale contemplated hereby with the Justice Department and the FTC. Buyer will (a) promptly file any other required notifications under the HSR Act relating to the purchase and sale contemplated hereby with the Justice Department and the FTC, (b) respond to inquiries from the Justice Department and the FTC in connection with such notification, (c) request early termination or waiver of any applicable waiting period under the HSR Act and (d) provide to Sellers copies of all filings and correspondence between Buyer and the Justice Department and the FTC (other than Buyer's internal economic analysis and management presentation) regarding the purchase and sale contemplated hereby.

                          ARTICLE 7
             CONDITIONS TO OBLIGATIONS OF SELLERS

   The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, at the option of Sellers, to the following conditions:

   7.1 Representations. The representations and warranties of Buyer herein contained shall be true and correct in all material respects on the Closing Date.

   7.2 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have lapsed or terminated (by early termination or otherwise).

   7.3 Performance. Buyer shall have performed all material obligations, covenants, and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

   7.4 Pending Matters. No Suits shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

   7.5  Delivery.  Buyer shall have delivered to Sellers:

        (a)  the Purchase Price as contemplated by Sections 2.1;

        (b)  an executed counterpart of this Agreement;

        (c) an executed counterpart of the assignments and conveyances of Surface Contracts (in the form set forth in Exhibit
     B attached hereto), an executed counterpart of the deeds for the fee tracts constituting part of the Assets (in the form set forth in Exhibit C attached hereto) and any other agreements, documents, certificates, or other instruments reasonably necessary to consummate the transactions contemplated by this Agreement;

        (d) an executed counterpart of the Assignment and Bill of Sale (in the form set forth in Exhibit D attached hereto);

        (e) incumbency certificates for all signatory officers of Buyer;

        (f) certified resolutions of Buyer authorizing all aspects of transactions contemplated herein; and

        (g) an executed counterpart of the Assumption Agreement (in the form set forth in Exhibit A attached hereto).

                          ARTICLE 8
              CONDITIONS TO OBLIGATIONS OF BUYER

   The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the following conditions:

   8.1 Representations. The representations and warranties of Sellers herein contained shall be true and correct in all material respects on the Closing Date.

   8.2 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have lapsed or terminated (by early termination or otherwise).

   8.3 Performance. Sellers shall have performed all material obligations, covenants, and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

   8.4 Pending Matters. No Suits shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

   8.5  Delivery.  Sellers shall have delivered to Buyer:

        (a)  an executed counterpart of this Agreement;

        (b) an executed counterpart of the assignments and conveyances of Surface Contracts (in the form set forth in Exhibit B attached hereto for each county where the same are located), an executed counterpart of the deeds for the fee tracts constituting part of the Assets (in the form set forth in Exhibit C attached hereto) and any other agreements, documents, certificates, or other instruments reasonably necessary to consummate the transactions contemplated by this Agreement;

        (c) an executed counterpart of the Assignment and Bill of Sale (in the form set forth in Exhibit D attached hereto);

        (d) an executed counterpart of the Assumption Agreement (in the form set forth in Exhibit A attached hereto);

        (e) the capital stock of Pride Borger, endorsed in blank by Pride;

        (f) termination or assignment to Buyer of the management agreement between Pride and Pride Borger;

        (g) incumbency certificates for all signatory officers of Sellers;

        (h) certified resolutions of Sellers authorizing all aspects of transactions contemplated herein; and

        (i) an opinion of Pride's counsel in the form set forth in Exhibit E;

        (j) certification by an officer of Sellers that there have been no changes in the Assets between the date hereof and the Closing Date that would have a Material Adverse Effect.

        (k) An assignment from Pride Refining to Buyer of any and all rights of Pride Refining under the stock purchase agreement between Pride Refining and Diamond Shamrock dated September 1, 1994.

        (l) An assignment of all rights, to the extent assignable, held by Sellers pursuant to each of the respective agreements pertaining to Sellers' acquisition of the SGP Assets and the Texas Plains System.

        (m) An assignment of all claims and causes of action Sellers have against insurance carriers providing coverage for any Assumed Liability to the extent assumed by Buyer.

        (n) Consents to the assignment of all existing Contracts with UDS and Gary-Williams.

                          ARTICLE 9
            CLOSING; ADJUSTMENTS TO PURCHASE PRICE

   9.1 Time and Place of Closing. If the conditions referred to in Articles 7 and 8 have been satisfied or waived in writing, the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Andrews & Kurth L.L.P., on October 1, 1999, to be effective as of the Closing Date, or at such place or on such earlier date as may be mutually agreed upon by Buyer and Sellers. Buyer and Sellers shall also use their reasonable efforts to close before November 30, 1999.

   9.2  Prorations.

        (a) All proceeds, accounts receivable and other amounts attributable to periods of time prior to the Closing Date (excluding those belonging to Pride Borger), less reasonable out-of-pocket expenses paid to third parties (not including overhead expenses), shall belong to and be paid over to Sellers, and all other proceeds, accounts receivable and other amounts attributable to the Assets shall belong to Buyer. Buyer and Sellers agree that after the Closing Date, they will hold and promptly transfer and deliver to the other, from time to time, as and when received, any cash, checks or other property that they may receive on or after the Closing Date, which properly belongs to the other party, including, without limitation, any payments on account, and will account to the other for such cash, checks or other property with receipts. Neither Party shall have the right of offset to proceeds that properly belong to the other Party or any obligation to collect amounts for the other Party as described in this Section 9.2.

        (b) Pride warrants that the Closing Balance Sheet for Pride Borger shall reflect a 1-to-1 ratio of current assets to adjusted current liabilities (the "Current Ratio"). Adjusted current assets and liabilities shall include current assets and liabilities other than the current portion of the Diamond Shamrock Promissory Note and the Taxes covered under Section 9.3(b)(ii). Therefore, to the extent that current assets exceed adjusted current liabilities, Pride shall be entitled to additional cash from Buyer until the Current Ratio is 1-to-1 and, to the extent adjusted current liabilities exceed current assets, Pride shall pay additional cash to Buyer until the Current Ratio is 1-to-1.

   9.3  Adjustments to the Purchase Price.

        (a) The Purchase Price shall be increased by the following amounts:

             (i)  an amount equal to all prepaid expenses
          attributable to the Assets after the Closing Date that are paid by or on behalf of Sellers; and

             (ii) the market value of Sellers' inventory of crude oil owned by Sellers which shall be determined as provided in
          Schedule 1.2(j).

        (b) The Purchase Price shall be decreased by the following amounts:

             (i) proceeds received by Sellers prior to the Closing Date attributable to the Assets that are, in accordance with GAAP, attributable to the period of time on or after the Closing Date;

             (ii) an amount properly accruable under GAAP on the Closing Date for Pre-Closing Period Taxes of Pride Borger due after the Closing Date, and Pre-Closing Period Taxes based upon or measured by the ownership of the Assets due after the Closing Date reduced by the accrued tax benefit arising from the anticipated carryback of a federal income tax net operating loss, if any, for the short taxable period of Pride Borger beginning on January 1, 1999; and

             (iii) any amount which may be due from Sellers as agreed upon by Buyer and Sellers in writing.

        (c) The Purchase Price, as adjusted by the adjustments described in Sections 9.3(a) and (b) above (which adjustments are hereinafter referred to as the "Purchase Price Adjustments") and Sections 13.1, 13.2, 3.15, 5.15 and 5.16 shall be the "Purchase Price" due at the Closing pursuant to Article 2 hereof.

   9.4 Statement. Not later than three (3) business days prior to the Closing Date, Sellers shall prepare and deliver to Buyer a statement of the reasonably estimated Purchase Price Adjustments (the "Statement"), which Statement shall be prepared by Sellers reasonably, in good faith and in accordance with GAAP. At Closing, Buyer shall pay the Purchase Price, as adjusted by the estimated amounts reflected on the Statement.

   9.5  Post-Closing Adjustments to the Purchase Price.

        (a) On or before ninety (90) days after the Closing Date, Sellers shall prepare and deliver to Buyer a revised Statement (except for Taxes that are addressed in Article 11 hereof) setting forth the actual Purchase Price Adjustments. To the extent reasonably required by Sellers, Buyer shall assist in the preparation of the revised Statement. Sellers shall provide Buyer such data and information as Buyer may reasonably request supporting the amounts reflected on the revised Statement in order to permit Buyer to perform or cause to be performed an audit. The revised Statement shall become final and binding upon the Parties on the 60th day following receipt thereof by Buyer (the "Final Settlement Date") unless Buyer gives written notice of its disagreement (a "Notice of Disagreement") to Sellers prior to such date. Time is of the essence with respect to the Notice of Disagreement. Any Notice of Disagreement shall specify an estimate of the dollar amount, nature, and a general description or statement of the basis of any disagreement so asserted. If a Notice of Disagreement is not received by Sellers in a timely manner, then the Statement shall become final and binding on the Parties in accordance with clause
     (i) or (ii) below (the "Final Statement"), and the Final Settlement Date shall be the earlier of (i) the date Sellers and Buyer agree in writing with respect to all matters specified in the Notice of Disagreement or (ii) the date on which the arbitrators issue a final ruling as provided in Section 14.1 below.

        (b) If the amount of the Purchase Price as set forth on the Final Statement exceeds the amount of the estimated Purchase Price paid at Closing, then Buyer shall pay to Sellers the amount by which the Purchase Price as set forth on the Final Statement exceeds the amount of the estimated Purchase Price paid at Closing within five
     (5) business days after the Final Settlement Date. If the amount of the Purchase Price as set forth on the Final Statement is less than the amount of the estimated Purchase Price paid at Closing, then Sellers shall pay to Buyer the amount by which the Purchase Price as set forth on the Final Statement is less than the amount of the estimated Purchase Price paid at Closing within five (5) business days after the Final Settlement Date. Any post-Closing payment made pursuant to this Section 9.5(b) shall be made by means of a wire transfer of immediately available funds.

   9.6  Allocation of Carrier Obligations and Proceeds.

        (a) To the extent that crude oil, condensates, natural gasoline, or basic sediment and water (collectively, the "Crude Oil") has been offered for shipment in the Assets under a published tariff or pursuant to rights under a private transportation agreement, but not yet delivered to Sellers, Buyer shall receive Crude Oil for transportation in the normal course of business. Tariff revenues with respect to Crude Oil delivered from the Assets prior to the Closing Date shall be credited to Sellers, and tariff revenues with respect to Crude Oil delivered from the Assets on or after the Closing Date shall be credited to Buyer. Deficiency obligations or rentals due to Sellers under private transportation agreements or pipeline leases to third parties with respect to the Assets shall be allocated between Sellers and Buyer as of the Closing Date. Buyer shall exert reasonable efforts to continue to provide substantially equivalent transportation service between current origin and destination points on the Assets for shippers for ninety (90) days following the Closing Date.

        (b) Sellers shall provide a notice to existing shippers on the Assets (as set forth in Schedule 9.6(b)) in mutually agreeable form not later than ten days after the Closing Date concerning the proposed sale of Assets. Immediately after Closing, Sellers and Buyer shall coordinate the delivery of notices to all shippers on the Assets of the (i) conveyance of the Assets, and (ii) intention to honor existing Texas Railroad Commission ("TRC") tariffs, where appropriate, until existing TRC tariffs are canceled by Sellers and new TRC tariffs are posted by Buyer. Sellers and Buyer shall coordinate the filing by Sellers of appropriate TRC tariff cancellations and the filing by Buyer of new TRC tariffs, as appropriate, with respect to those portions of the Assets where TRC tariffs are in place, as soon as practicable after Closing, but not later than the next tender of shipment date after the Closing.

        (c) Sellers shall provide confirmation to Buyer as soon as reasonably possible after Closing from exchange contract customers as to the amount of any imbalances as of one (1) month prior to the Closing Date and as of the Closing Date. Sellers shall zero balance or reconcile any exchange contract imbalance, other than the exchange imbalance related to line fill associated with the UDS contract described in Section 1.2(e).

   9.7 Crude Oil Inventory. The Assets may contain crude oil which is held for the account of shipper(s). It is understood that title to the contents of the Assets will remain with the shipper(s) and that Buyer assumes the obligation to deliver such contents in accordance with Sellers' existing arrangements with the shipper(s), whether under a published tariff or a private transportation or storage agreement. Tariff charges for transportation of "Physical Inventory," will be in accordance with Section 9.6. The system will be gauged on or before 7:00 a.m. Central Time on the Closing Date, at which time the custody of all Crude Oil will be transferred to Buyer, and Buyer shall become responsible to each shipper for Crude Oil in Buyer's custody. Crude Oil inventory will be handled in the manner designated by Schedule 1.2(j). Line fill in the inactive tanks and gathering systems shall not be considered crude oil inventory for purposes of Schedule 1.2(j). Only fifty percent (50%) of the measurable crude oil in tank bottoms (2% or greater BS&W) shall be considered crude oil inventory for purposes of Schedule 1.2(j).

                          ARTICLE 10
                          INDEMNITY

  10.1  General Indemnity.

   (a)  EXCEPT AS PROVIDED BY ARTICLE 13 AND SUBJECT TO SECTIONS
  10.1(d) AND 10.2, PRIDE, AND TO THE EXTENT APPLICABLE, PRIDE SGP, SHALL INDEMNIFY, REIMBURSE, DEFEND, AND HOLD HARMLESS BUYER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, AFFILIATES AND SUBSIDIARIES (COLLECTIVELY, THE "BUYER INDEMNITEES") FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, CAUSES OF ACTION, COSTS, AND EXPENSES, INCLUDING COURT COSTS AND REASONABLE ATTORNEYS' FEES ("LOSSES"), REGARDLESS (IN EACH CASE) WHETHER KNOWN OR UNKNOWN, ASSERTED AGAINST, RESULTING FROM, IMPOSED UPON, OR INCURRED BY ANY OF BUYER INDEMNITEES FOR:
  (i) ANY INACCURACY IN ANY REPRESENTATION OR WARRANTY OF SELLERS UNDER THIS AGREEMENT, THE DISCLOSURE SCHEDULES, AS UPDATED AND SUPPLEMENTED AS OF THE CLOSING DATE, OR ANY AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED OR TO BE DELIVERED BY SELLERS PURSUANT HERETO IN ANY RESPECT, OR ANY BREACH OR NON-FULFILLMENT OF ANY COVENANT, AGREEMENT OR OTHER OBLIGATION OF SELLERS UNDER THIS AGREEMENT, (ii) THE BUSINESS OF SELLERS OR THE OCCUPANCY, CONDITION, MANAGEMENT, OWNERSHIP, OPERATION OR USE OF SELLERS' ASSETS PRIOR TO THE CLOSING DATE EXCEPT TO THE EXTENT ASSUMED BY BUYER PURSUANT TO THE ASSUMPTION AGREEMENT; (iii) THE RETAINED LIABILITIES AND
  (iv) THE TRANSPORTATION OR DISTRIBUTION OF REFINED PRODUCTS WHICH HAS BEEN CONDUCTED BY SELLERS PRIOR TO AND AFTER THE CLOSING DATE; PROVIDED, HOWEVER, THAT SELLERS' INDEMNITY AND LIABILITY FOR ANY LOSSES SHALL BE LIMITED TO OR BY THE FOLLOWING:

        (i) ANY SUCH LOSSES WHICH ARE ASSERTED OR CLAIMED WITHIN TWENTY-FOUR MONTHS AFTER THE CLOSING DATE (OR, IF LONGER, WITHIN THE APPLICABLE STATUTE OF LIMITATIONS PERIOD, IF ANY, ON CLAIMS ASSERTED OR MADE RELATING TO SELLERS' REPRESENTATIONS IN SECTIONS 3.11, 3.17 OR 3.18) BY THE INDEMNIFIED PARTY GIVING NOTICE OF SUCH CLAIM OR ASSERTION TO SELLERS PURSUANT HERETO;

        (ii) SELLERS SHALL NOT BE RESPONSIBLE FOR LOSSES (EXCLUDING POST-CLOSING OBLIGATIONS SET FORTH HEREIN) UNTIL THE INDIVIDUAL LOSS CONDITION EXCEEDS SEVEN THOUSAND FIVE HUNDRED DOLLARS ($7,500.00);

        (iii) SELLERS SHALL NOT, IN ANY CASE, BE REQUIRED TO MAKE PAYMENTS HEREUNDER IN EXCESS OF THE PURCHASE PRICE; AND

        (iv) SELLERS SHALL NOT, IN ANY CASE, BE REQUIRED TO INDEMNIFY BUYER FOR LOSSES RESULTING FROM BUYER'S OWNERSHIP OR OPERATION OF THE ASSETS AFTER CLOSING.

   (b)  EXCEPT AS PROVIDED IN SECTION 10.1(a) ABOVE, AND SUBJECT TO
  SECTION 10.1(c), BUYER SHALL INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS SELLERS, THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, AFFILIATES, SUBSIDIARIES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE "SELLERS' INDEMNITEES") FROM AND AGAINST ANY AND ALL LOSSES REGARDLESS OF (IN EACH CASE) WHETHER KNOWN OR UNKNOWN, ASSERTED AGAINST, RESULTING FROM, IMPOSED UPON OR INCURRED BY ANY OF SELLERS' INDEMNITEES AS A RESULT OF, OR ARISING OUT OF (i) THE ASSUMED LIABILITIES OR (ii) THE OWNERSHIP OR OPERATION OF THE ASSETS BY BUYER, ATTRIBUTABLE ONLY TO PERIODS OF TIME AFTER THE CLOSING DATE, SO LONG AS SUCH LOSSES ARE NOT ATTRIBUTABLE TO THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY SELLERS' INDEMNITEE; PROVIDED, HOWEVER, THAT BUYER'S INDEMNITY AND LIABILITY FOR ANY LOSSES UNDER SUBSECTION (ii) ABOVE SHALL BE LIMITED TO OR BY THE FOLLOWING:

        (i)  ANY SUCH LOSSES WHICH ARE ASSERTED OR CLAIMED WITHIN
     TWENTY-FOUR MONTHS AFTER THE CLOSING DATE BY THE INDEMNIFIED PARTY GIVING NOTICE OF SUCH CLAIM OR ASSERTION TO BUYER PURSUANT HERETO; AND

        (ii) BUYER SHALL NOT BE RESPONSIBLE FOR LOSSES UNTIL THE
     INDIVIDUAL LOSS CONDITION EXCEEDS SEVEN THOUSAND FIVE HUNDRED DOLLARS ($7,500.00).

   (c)  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN
  NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY'S INDEMNITEES FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES, EVEN IF CAUSED BY THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF SUCH PARTY.

   (d) All claims for indemnification under Sections 10.1(a) or 10.1(b) shall be asserted and resolved pursuant to this Section 10.1(d). Any Person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any Person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a written notice of claim specifying in reasonable detail (to the extent known at the time) the nature of the Losses and the estimated amount of such Losses ("Claim Notice"). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement, but only to the extent that the Indemnifying Party is prejudiced by such failure to notify. The Indemnifying Party shall have thirty (30) days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) if the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) if the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given reasonable notice to the Indemnifying Party). In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense, unless the Indemnified Party shall in good faith determine that there exists actual or potential conflict(s) of interest which make representation by the same counsel inappropriate, in which case the Indemnified Party may hire independent counsel, in consultation with the Indemnifying Party, at the Indemnifying Party's cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to defend or, if appropriate and related to the claim in question, in making any counterclaim or reconvention demand against the Person asserting the third party Losses, or any cross Claim against any Person. In the event the Indemnifying Party is not disputing its liability to the Indemnified Party with respect to a claim, no such claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party. Anything in this Article to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any proceeding or consent to the entry of any judgment with respect to any Suit for anything other than money damages paid by the Indemnifying Party. The Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such Suit or consent to entry of any judgment with respect to any such Suit that requires solely the payment of money damages by the Indemnifying Party and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Suit.

   10.2 Release.  EXCEPT TO THE EXTENT THAT SELLERS HAVE ASSIGNED
  CLAIMS TO BUYER PURSUANT TO SECTIONS 8.5(k), 8.5(l) and 8.5(m), AS OF THE CLOSING DATE, BUYER (ON BEHALF OF ITSELF AND EACH OF THE OTHER BUYER INDEMNITEES) RELEASES AND DISCHARGES ANY AND ALL CLAIMS AT LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHETHER NOT EXISTING OR ARISING IN THE FUTURE, CONTINGENT OR OTHERWISE, AGAINST SELLERS OR ANY OF SELLERS' INDEMNITEES WITH RESPECT TO ANY MATTER OR CIRCUMSTANCE RELATING TO THE ASSUMED LIABILITIES.

                          ARTICLE 11
                            TAXES

   11.1 Allocation of Taxes.

        (a) Buyer shall be liable for documentary, recording, stamp, transfer or similar taxes, assessments or fees arising from the transactions contemplated by this Agreement regardless upon whom such taxes, assessments or fees are levied or imposed by Applicable Law. Should Applicable Law require such taxes, assessments or fees to be paid by Sellers, Buyer shall remit the amount of such taxes, assessments or fees to Sellers at the Closing or thereafter when required to be paid to a county and/or the State of Texas. Sellers agree to claim the occasional sale exemption from Texas sales tax and New Mexico gross receipts tax for the transfer of Assets hereunder. Notwithstanding anything contained herein to the contrary, Buyer shall not be responsible for any state or federal income taxes associated with any gain on the disposition of the Assets that may be assessed on such Assets sale under this Agreement and Buyer shall be responsible for sales, use or similar taxes that may be assessed on such Assets sale under this Agreement.

        (b) All ad valorem, property (whether real or personal) and similar taxes (the "Property Taxes") with respect to the Assets for any tax period in which the Closing Date occurs, shall be prorated pursuant to Section 9.3(b)(ii) (with Buyer economically responsible for the Property Taxes for the portion of the tax period on or after the Closing Date). Buyer shall file or cause to be filed all required reports and returns coming due after Closing incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the tax period in which the Closing Date occurs. Sellers shall reasonably cooperate with Buyer in the preparation, filing and payment of the Property Taxes. In addition to Buyer's right of access pursuant to Section 5.10, and within 30 days of the Closing Date, Sellers shall provide Buyer with copies of (i) all of Sellers' filings which relate to Property Taxes and (ii) all bills or notices received by Sellers which relate to Property Taxes, since January 1, 1998. Buyer shall furnish Sellers with a statement setting forth the apportionment of any Property Taxes paid.

        (c) Except as set forth in Sections 11.1(a) and (b), Sellers shall be liable for, and shall indemnify, defend and hold Buyer harmless from and against, any and all Taxes imposed on or with respect to Pride Borger or its respective assets, operations or activities, or with respect to the Assets, for any Pre-Closing Period. Except as set forth in Sections 11.1(a) and (b), Buyer shall be liable for, and shall indemnify, defend and hold Sellers harmless from and against, any and all Taxes imposed on or with respect to Pride Borger or its respective assets, operations or activities, or with respect to the Assets, for any Post-Closing Period. For purposes of this Article, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the taxable period ending on the Closing Date, and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the books were closed on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the books were closed on the Closing Date.

        (d) Sellers shall be responsible for the preparation and filing of any Tax Returns or reports related to the Assets that are required to be filed on or before the Closing Date or pertain to Taxes which are required by Applicable Law to be paid by Sellers. Buyer, with the cooperation of Sellers, shall be responsible for the preparation and filing of all other Tax Returns or reports related to the Assets. Notwithstanding the foregoing, Sellers shall be responsible for the preparation and Buyer shall have the right to review and be responsible for filing of, any Tax Returns of Pride Borger for all period ending on or prior to the Closing Date which are due after the Closing Date, and Buyer shall be responsible for the preparation and filing of any Tax Return of Pride Borger for any Straddle Period. Buyer shall furnish Sellers with a statement setting forth an allocation of any Taxes due on or after the Closing Date computed in accordance with Section 11.1(c).

        (e) If the sum of Sellers' pro rata portion of the Property Taxes computed in accordance with Section 11.1(b), plus Sellers' portion of Taxes on any Tax Returns filed by Buyer computed in accordance with Section 11.1(c) and (d), reduced by the amount of any refund attributable to the carryback of any federal income tax net operating loss of Pride Borger arising from the short taxable year beginning January 1, 1999, exceeds that amount deducted from the Purchase Price pursuant to Section 9.3(b)(ii), Sellers shall pay to Buyer such excess within thirty (30) days of the date of the statements setting forth the foregoing calculations. If the amount deducted from the Purchase Price pursuant to Section 9.3(b)(ii) exceeds the sum of Sellers' pro rata portion of the Property Taxes computed in accordance with Section 11.1(b) plus Sellers' portion of the Taxes on any Tax Returns filed by Buyer computed in accordance with Section 11.1(c) and (d), reduced by the amount of any refund attributable to the carryback of any federal income tax net operating loss of Pride Borger arising from the short taxable year beginning January 1, 1999, Buyer shall pay Sellers such excess within thirty (30) days of the date of the statements setting forth the foregoing calculations. If the Parties fail to agree as to the amount of Taxes and the apportionment thereof between the Parties within forty-five (45) days of the statement dates, then the dispute will be resolved in accordance with Section 14.1 hereof.

   11.2 Cooperation. Buyer and Sellers will cooperate with each other and with each other's respective agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax Return or report and any Tax claim or litigation that include whole or partial taxable periods, activities, operations or events on or prior to the Closing Date, which cooperation shall include, but not be limited to, making available employees, if any, or original documents, or either of them, for the purpose of providing testimony and advice. In the event of a contest with a taxing authority regarding Taxes relating to the Assets for which Sellers are wholly responsible hereunder, Sellers shall have the right to control the contest, provided, however, that Sellers shall keep Buyer reasonably informed as to the progress of such contest, give the Buyer the opportunity to review and comment in advance on all written submissions and filings relevant to issues raised in such contest, and consider in good faith any suggestions made by Buyer about the conduct of such contest and shall not settle any Tax claim against Pride Borger without the prior written consent of Buyer, which consent shall not be unreasonably delayed or withheld, if settlement would increase the amount of Taxes payable by Buyer after the Closing Date. In the event that Buyer refuses to consent to a settlement acceptable to the applicable taxing authority and Sellers, Buyer shall be obligated to defend at its expense any action or proceeding thereafter brought against Sellers by the Tax authority relating to the Tax subject to the approved settlement and shall reimburse Sellers for any Taxes, penalties, interests and costs incurred by Sellers in excess of those that would have been incurred by Sellers if the matter had been settled as Sellers proposed. In the event of a contest with a taxing authority regarding Taxes related to the Assets for which Sellers and Buyer are jointly responsible hereunder, Sellers and Buyer shall jointly control the contest in good faith with each other. Reasonable out-of-pocket expense with respect to such contests shall be borne by the Parties pro rata in accordance with their responsibility for such Taxes as set forth in this Agreement.

   11.3 Certain Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving Pride Borger shall be terminated as of the Closing Date and, after the Closing Date, Pride Borger shall not be bound hereby or have any liability thereunder.

   11.4 Relationship of Article 11 to Article 10. The indemnities provided in this Article 11 are in addition to, but not in duplication of, the indemnities provided in Article 10. To the extent of any inconsistency between Article 11 and other provisions of this Agreement,
  Article 11 shall apply. Article 10 shall apply to Tax claims and liabilities to which Article 11 does not apply.

                          ARTICLE 12
                         TERMINATION

   12.1 Termination At or Prior to Closing. This Agreement may be terminated at any time on or prior to the Closing Date:

        (a)  by mutual written consent of the Parties;

        (b) by Sellers on the Closing Date if the conditions set forth in Article 7 have not been satisfied in all material respects by Buyer, other than through failure of Sellers to comply fully with its obligations hereunder, and shall not have been waived by Sellers on or before the Closing Date;

        (c) by Buyer on the Closing Date if the conditions set forth in Article 8 have not been satisfied in all material respects by Sellers, other than through failure of Buyer to comply fully with its obligations hereunder, and shall not have been waived by Buyer on or before the Closing Date.

        (d) by either Buyer or Sellers if the Closing shall not have occurred on or before November 30, 1999, due to the failure to obtain the necessary approval or consent under the HSR Act; provided, however, that no Party can so terminate this Agreement if such Party is at such time in material breach of any provision of this Agreement;

        (e)  by any Party on the Closing Date if any Governmental
     Entity shall have issued an order, judgment or decree restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;

        (f)  by Buyer or Sellers in accordance with Section 13.1; or

        (g) by Buyer if it determines, at its sole discretion, that Sellers have not materially complied with all Applicable Laws pertaining to their employees, and such non-compliance will have a Material Adverse Effect.

   12.2 Effect of Termination. In the event that Closing does not occur as a result of any Party exercising its right to terminate pursuant to Section 12.1, then this Agreement shall be null and void and no Party shall have any rights or obligations under this Agreement, except that (a) nothing herein shall relieve any Party from any liability for any breach hereof and (b) the waiver under Section 13.9 and the confidentiality obligations under Sections 5.12 and 6.2 shall survive any such termination.

                          ARTICLE 13
               OTHER AGREEMENTS OF THE PARTIES

   Buyer, Pride, and, to the extent applicable, Pride SGP, hereby agree that:

   13.1 Pre-Closing Adjustments. If the Parties cannot agree on the amount of any Pre-Closing Adjustments hereunder, the Parties shall submit such Pre-Closing Adjustments to binding arbitration pursuant to Section 14.1(b). If, after such binding arbitration, the cumulative total of Pre-Closing Adjustments hereunder, whether agreed upon by the Parties or determined by binding arbitration hereunder, equal or exceed $1,000,000, either Party may terminate this Agreement on or prior to the Closing Date. If either Party terminates this Agreement in accordance with this
  Section 13.1, both Parties shall be relieved of all liabilities and obligations hereunder, except for any indemnity provisions, which shall survive such termination.

   13.2 Risk of Loss.  If prior to the Closing either (i) "Material
  Damage or Destruction" occurs by fire or other casualty to all or any portion of the Assets, or (ii) a taking of a "Material Portion" of the Assets occurs by condemnation or eminent domain or by agreement in lieu thereof, Sellers shall immediately notify Buyer thereof. Sellers shall have the right to rebuild, repair or replace such lost, damaged, or governmentally taken portion of the Assets, by giving Buyer written notice of such election within thirty (30) days after the damage or destruction or governmental taking or by giving notice at any time prior to Closing, if the damage or destruction or governmental taking occurs less than thirty (30) days prior to Closing. If Sellers elect for any reason not to cure such loss or damage prior to the Closing, Buyer and Sellers may, before the Closing, negotiate a Pre-Closing Adjustment to fairly reflect the value represented by the lost or damaged Assets, or the Assets taken by condemnation, and in each case the damages from loss of use. If the Parties cannot agree on such Pre-Closing Adjustment, the issue shall be resolved pursuant to Section 13.1. For purposes of this paragraph only, a loss by fire or other casualty shall be deemed "Material Damage or Destruction" if the cost of repairing the damage done to any individual component of the Assets, and the damages from loss of use exceeds TEN THOUSAND DOLLARS ($10,000.00). For purposes of this paragraph only, a taking by condemnation, or as otherwise provided herein, shall be deemed a taking of a "Material Portion" if the cost of replacement and the damages from loss of use exceeds TEN THOUSAND DOLLARS ($10,000.00).

   13.3 Records: Access and Retention.

        (a) After Closing, Buyer and Sellers shall give the other Parties and their authorized representatives such access, during normal business hours, to the employees, books, records and files being conveyed, assigned and transferred to Buyer, or retained by Sellers, hereunder, as may be reasonably required, including with respect to post-closing audits, provided that such access does not unreasonably interfere with the ongoing operations of the other. Sellers and Buyer shall be entitled to keep or obtain extracts and copies of such books, records and files. Any information obtained pursuant to this Section is subject to Sections 5.12 and 6.2 regarding confidentiality.

        (b) Buyer shall preserve and retain all books, records and files being conveyed, assigned and transferred to Buyer hereunder in accordance with its current document retention policy; provided, however, that in the event that Buyer transfers all or a portion of the Assets to any third party during such period, Buyer may transfer to such third party all or a portion of the books, records and files related thereto, provided such third party transferee expressly agrees in writing to preserve and maintain them for a period of seven (7) years and Buyer first offers to Sellers the opportunity, at Sellers' expense, to copy the books, records and files to be transferred.

        (c) Subject to (and in addition to the requirements of) the provisions of Sections 13.3(a) and (b), the Parties shall maintain a true and correct set of records pertaining to their performance of this Agreement and all transactions related thereto and shall retain all such records for a period of not less than three (3) years after completion of performance under this Agreement. Any representative or representatives authorized by either Party may audit any and all such records of the other Party at any time during performance of this Agreement and during the three (3) year period after completion of performance.

   13.4 Names. (a) As soon as reasonably possible after Closing, but in no event later than one hundred eighty (180) days after Closing, Buyer shall remove the names of Sellers and their Affiliates, and all variations thereof, from all of the Assets and make the requisite filings with, and provide the requisite notices to, the appropriate federal, state or local agencies to place the title or other evidence of ownership, including operation of the Assets, in a name other than any name of Sellers or any of their Affiliates, or any variations thereof.

        (b) As soon as reasonably possible after Closing, but in no event later than forty-five (45) days after Closing, Buyer shall change the corporate name of Pride Borger to a new corporate name which shall not include the word "Pride."

   13.5 Expenses. Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party hereto. Without limiting the generality of the foregoing, Buyer will be solely responsible for recording fees and taxes relating to the conveyances to be delivered pursuant to this Agreement.

   13.6 Independent Investigation.  BUYER REPRESENTS AND ACKNOWLEDGES
  THAT IT IS KNOWLEDGEABLE OF THE CRUDE OIL GATHERING BUSINESS AND THE BUSINESS OF OPERATING PIPELINES AND STORAGE FACILITIES AND THAT IT HAS HAD ACCESS TO THE ASSETS, THE OFFICERS, AND EMPLOYEES OF SELLERS, AND THE BOOKS, RECORDS AND FILES OF SELLERS RELATING TO THE ASSETS AND IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER HAS RELIED ON THE BASIS OF ITS OWN INDEPENDENT DUE DILIGENCE INVESTIGATION OF THE ASSETS AND UPON THE REPRESENTATIONS AND WARRANTIES MADE IN ARTICLE 3. ACCORDINGLY, BUYER ACKNOWLEDGES THAT SELLERS HAVE NOT MADE, AND SELLERS HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN ARTICLE 3), EXPRESS, IMPLIED, BY LAW, BY STATUTE OR OTHERWISE, RELATING TO THE ASSETS.

   13.7 Disclaimer Regarding Assets. Except as otherwise expressly provided in Article 3, BUYER ACKNOWLEDGES THAT SELLERS HAVE NOT MADE, AND SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, ANY FACILITY, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (f) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, (g) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH, AND (h) THE VOLUME OF INVENTORY OF CRUDE OIL LOCATED IN THE ASSETS, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLERS THAT (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN ARTICLES 3 AND 11), THE ASSETS SHALL BE CONVEYED TO BUYER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND BUYER REPRESENTS TO SELLERS THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE ASSETS AS BUYER DEEMS APPROPRIATE AND BUYER WILL ACCEPT THE ASSETS AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

   13.8 Disclaimer Regarding Information.  Except as set forth in
  Article 3 hereof and in the Schedules referred to therein, Sellers hereby expressly negates and disclaims, and Buyer hereby waives and acknowledges that Sellers have not made, any representation or warranty, express or implied, relating to the accuracy, completeness or materiality of any information, data or other materials (written or oral) now, heretofore, or hereafter furnished to Buyer by or on behalf of Seller; provided, however, nothing in this Section 13.8 will limit, reduce, diminish or impair (i) any of Sellers' representations and warranties in Article 3 hereof or (ii) the provisions of Article 11.

   13.9 Waiver of Deceptive Trade Practices Acts.  BUYER WAIVES ITS
  RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES ACT SECTION 17.41 et seq. TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND UNDER SIMILAR STATUTES ADOPTED IN OTHER STATES. AFTER CONSULTATION WITH AN ATTORNEY OF ITS SELECTION, BUYER CONSENTS TO THIS WAIVER.

   13.10 Transition Services. Sellers shall use their best efforts to provide Buyer, at Buyer's option, the manpower to operate the SCADA System through December 31, 1999 or earlier. Buyer shall pay Sellers their direct costs for these services. Sellers will be under no obligation to replace employees who are terminated or resign.

                          ARTICLE 14
                       OTHER PROVISIONS

   14.1 Applicable Law; Alternative Dispute Resolution.

        (a) This Agreement shall be governed by and construed in accordance with the Applicable Laws of the State of Texas, excluding its principles of conflicts of laws that might refer the matter to the Applicable Laws of another jurisdiction. All assignments and instruments of conveyance to be executed in accordance with this Agreement shall be governed by and construed in accordance with the Applicable Laws of the State of Texas.

        (b) Any dispute arising under this Agreement shall be resolved pursuant to this Section 14.1(b):

             (i) Any Party has the right to request the other to meet to discuss a dispute. The Party requesting the meeting will give at least ten (10) business days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the company with complete power to resolve the dispute to attend the meeting. Within three (3) business days after receipt of such request, the Party receiving the request will provide a responsive written statement and will designate an officer of the company who will attend the meeting with complete power to resolve the dispute.

             (ii) If the meeting fails to resolve the dispute by a signed agreement among the officers, the dispute shall be submitted for nonappealable, binding determination through arbitration by either Sellers or Buyer by written notice of submission to the other Party, which notice also shall name one (1) arbitrator. The Party receiving such notice, shall, by written notice to the other Party within ten (10) days thereafter, name the second arbitrator, or failing to do so, the Party giving notice of submission shall name the second arbitrators. The two (2) arbitrators so appointed shall name a third arbitrator, or, failing to do so within ten (10) days, the third arbitrator shall be appointed by the Judicial Arbitration and Mediation Services, Houston, Texas. If such person fails to make such an appointment within ten (10) days after being requested to do so by Sellers or Buyer, either such Party may request that such appointment be made by the Judicial Arbitration and Mediation Services, Houston, Texas; the first such appointment to be communicated to Sellers and Buyer shall be effective hereunder. The Parties agree that an officer with complete authority to resolve the dispute for each entity shall attend the arbitration. Unless otherwise agreed by the Parties, the arbitrators shall be persons with at least eight years of professional experience in the crude oil purchasing, gathering, transportation and marketing industry and who are not, and have not previously been, employed by either Party (or an Affiliate thereof), and do not have a direct or indirect interest in either Party (or an Affiliate thereof) or the subject matter of the arbitration.

             (iii) The arbitrators so appointed, after giving the Parties due notice of the date of a hearing and reasonable opportunity to be heard, shall promptly hear the controversy in Houston, Texas and shall thereafter render their decision determining the controversy no later than ninety (90) days after such board has been appointed. Any decision requires the support of a majority of the arbitrators. If the board of arbitration is unable to reach such decision, new arbitrators will be named and shall act hereunder, at the request of either Party, in a like manner as if none had been previously named.

                  (iv) The decision of the arbitrators shall be rendered
               in writing and supported by written reasons. The decision of the arbitrators shall be final and binding upon the Parties and will be complied with by Sellers and Buyer. Each Party shall bear the expenses of its chosen arbitrator, and the expenses of the third arbitrator shall be borne equally by Sellers and Buyer. Each Party shall bear the compensation and expenses of its legal counsel, witnesses, and employees.

             (v) The arbitrators can award only the amounts proposed by Buyer or the amounts proposed by Sellers.

   14.2 No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract; provided, however, that the indemnification provisions in this Agreement shall inure to the benefit of Buyer Indemnitees and Sellers' Indemnitees as provided herein.

   14.3 Waiver. Except as expressly provided in this Agreement, neither the failure nor any delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the Party against whom it is sought to be enforced.

   14.4 Entire Agreement; Amendment. This Agreement, the Schedules and Exhibits hereto, and any agreements, instruments or documents executed and delivered by the Parties pursuant to this Agreement, constitute the entire agreement and understanding between the Parties, and it is understood and agreed that all previous undertakings, negotiations and agreements between the Parties regarding the subject matter hereof are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer and Sellers.

   14.5 Notices. Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such Party set forth below. Any such notice shall be effective upon receipt or three days after placed in the mail, whichever is earlier.

        If to Buyer:   Sun Pipe Line Services Co.
                       1801 Market Street
                       Philadelphia, Pennsylvania 19103
                       Attn: Richard G. Taylor, Vice-President
                       Fax No.: 215-977-3637
                             Jeffrey W. Wagner, Chief Counsel
                       Fax No.: 215-977-6878

        If to Pride:   Pride Companies, L.P.
                       1209 North 4th Street
                       Abilene, Texas 79601
                       Attn: Brad Stephens, Chief Executive Officer
                            Dave Caddell, General Counsel
                       Fax No.: 915-676-8792

        If to Pride SGP:    Pride SGP, Inc.
                       1209 North 4th Street
                       Abilene, Texas  79601
                       Attn: Brad Stephens, Chief Executive Officer
                            Dave Caddell, General Counsel
                       Fax No.: 915-676-8792

   Any Party may, by notice so delivered, change its address for notice purposes hereunder.

   14.6 No Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred in any way whatsoever by either Party hereto except (i) to Affiliates of such Party, or (ii) to other Persons with prior written consent of the other Party hereto, which consent such Party shall not unreasonably withhold, and any assignment or attempted assignment without such consent shall have no force or effect with respect to the non-assigning Party. In the event of an assignment to an Affiliate, Buyer and/or Sellers, as the case may be, shall retain the obligations set forth in this Agreement. Subject to the preceding sentence, this Agreement shall be binding on and inure to the benefit of the Parties hereto and their permitted successors and assigns.

   14.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted. If any provision is inapplicable to any Person or circumstance, it shall, nevertheless, remain applicable to all other Persons and circumstances.

   14.8 Construction. Any section headings in this Agreement are for convenience of reference only, and shall be given no effect in the construction or interpretation of this Agreement or any provisions thereof. No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

   14.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

   14.10 Third-Party Consents to Assignment. Buyer acknowledges that certain of the Contracts, Surface Contracts and Permits included in the Assets may not be readily assignable to Buyer. If a consent by a third party is required to the assignment of any Contract, Surface Contract or Permit contemplated to be assigned under the terms of this Agreement, at Buyer's direction Sellers will initiate prior to Closing the notices and/or requests for consents in a form approved by Buyer and will cooperate with Buyer to obtain such consents. If any required consent is not obtained following Sellers' bona fide efforts to obtain the same, Sellers will continue to make efforts to obtain the consent(s), and, if the consent(s) is/are not obtained, will retain and administer the specific Contract, Surface Contract and Permit, provided Buyer does not assume any additional risk (economic or otherwise) or expense, and Seller will perform and carry out the obligations pursuant to the terms of such Contract, Surface Contract and Permit until such Contract, Surface Contract and Permit expires in accordance with its terms, with all economic benefits and burdens being with Buyer, except Sellers will not be entitled to any overhead, profit or fee for its retention and administration of the Contract, Surface Contract and Permit but will be entitled to charge Buyer for any reasonable and prudently incurred direct out-of-pocket expenses. In the event that Sellers' proposed retention and administration of the Contracts, Surface Contracts or Permits result in additional risk or expense to Buyer, the consents shall be addressed in accordance with the provisions of Section 5.15.

   14.11 Further Assurances. After the Closing Date, each Party at the reasonable request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time, such further certificates, agreements or instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as the other Party hereto may reasonably request, to convey and deliver the Assets to Buyer, to assure to Sellers the assumption of the liabilities and obligations intended to be assumed by Buyer hereunder, and to otherwise consummate or implement the transactions contemplated by this Agreement.

   14.12 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement, or any other documents required for Closing, may be executed by one or more Parties hereto, and an executed copy of this Agreement, or such other documents, may be delivered by one or more Parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement, or such other documents, as well as any facsimile, telecopy or other reproduction hereof.

   IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.

                            SELLERS:

                            PRIDE COMPANIES, L.P.


                            By:______________________________


                            PRIDE SGP, INC.


                            By:______________________________


                            BUYER:

                            SUN PIPE LINE SERVICES CO.


                            By:______________________________

                     LIST OF SCHEDULES

  Schedule 1           Definitions
  Schedule 1.2(a)      Comyn Pipeline System
  Schedule 1.2(a)(i)   Texas Plains System
  Schedule 1.2(a)(ii)  Gathering Lines and Systems
  Schedule 1.2(a)(iii) Map
  Schedule 1.2(b)      Equipment
  Schedule 1.2(c)      Surface Contracts
  Schedule 1.2(d)      Real Property
  Schedule 1.2(e)      Contracts
  Schedule 1.2(g)      Permits
  Schedule 1.2(j)      Crude Inventories
  Schedule 1.3(f)      Excluded Records
  Schedule 2.3         Allocated Values
  Schedule 3.3         Employee Inquiries
  Schedule 3.7         Suits
  Schedule 3.9(a)      Environmental Matters
  Schedule 3.9(b)      Hazardous Substances
  Schedule 3.9(c)      Environmental Claims
  Schedule 3.9(d)      Compliance with Environmental Laws
  Schedule 3.9(e)      Environmental Permits
  Schedule 3.9(f)      ACMs, Underground Storage Tanks
  Schedule 3.9(g)      Liens
  Schedule 3.10        Government Notices
  Schedule 3.13        Adverse Title Claims
  Schedule 3.17        Employee Agreements
  Schedule 3.19(a)     Ownership of Pride Borger's Capital Stock
  Schedule 3.20        Year 2000 Compliance
  Schedule 5.3(i)      Storage Tanks
  Schedule 5.14        Pride Administrative Information Needed
  Schedule 5.16        Environmental Work Plan
  Schedule 9.6(b)      Shippers

                           EXHIBITS

  Exhibit A       Assumption Agreement
  Exhibit B       Forms of Assignments (leases, easements, rights-of-way,
                  contracts, permits and licenses)
  Exhibit C       Forms of Assignments (deeds for fee tracts)
  Exhibit D       Forms of Assignment and Bill of Sale (personal property)
  Exhibit E       Form of Opinion of Pride's Counsel

SCHEDULE 1

                         DEFINITIONS

   "ACM" means asbestos or any material containing more than one percent (1%) asbestos (as determined under Environmental Laws) that is friable or which bears a risk of becoming friable if not abated.

   "Affiliate" means with respect to any Person, any other Person that directly, or indirectly through one or-more intermediaries, controls or is controlled by or is under common control with, such Person; as used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

   "Agreement" is defined in the introduction on page 1.

   "Applicable Laws" means enforceable federal, state or local laws, statutes, ordinances, permits, licenses, orders, approvals, variances, rules or regulations or judicial or administrative decisions.

   "Assets" is defined in Section 1.2.

   "Assignment and Bill of Sale" means that certain Assignment and Bill of Sale, in the form as set forth in Exhibit D attached hereto, for certain of the Assets, including corporeal movable property not conveyed pursuant to the assignment, conveyances, and deeds in the forms set forth in Exhibit C attached hereto;

   "Assumed Liabilities" means:

        (a) all obligations, duties and liabilities relating to or arising out of the Contracts which arise on or following the Closing Date and are related to Buyer's ownership or operation of the Business and/or the Assets on or following the Closing Date;

        (b) liability for payment of trade payables, royalty payables, exchange imbalances, operating expenses, rentals, lease payments, utility charges and all accounts payable incident to the Buyer's ownership or operation of the Business and/or the Assets which arise on or following the Closing Date;

        (c) liability for claims arising from the Buyer's conduct of the Business or the Buyer's occupancy, condition, management or use of the Assets on or after the Closing Date, other than claims which are retained by Sellers under Retained Liabilities;

        (d) all obligations, duties, losses, liabilities, claims, expenses or damages, costs (including attorney's fees and expenses) created by, related to, or arising out of any release, leak or discharge of crude oil, from, on, or under the Assets (but not Sellers' refinery location, even if a portion of the Assets may be located therein), whether accruing prior to or after the Closing Date, other than governmental required remediation ongoing as of the Closing Date which shall be retained by Sellers under Retained Liabilities; and

        (e) to the extent arising on or after the Closing Date and related to the ownership or operation of the Business and/or the Assets on or after the Closing Date, liability for all Taxes, assessments and other governmental charges imposed upon the Buyer or the Assets or upon the income or profits therefrom.

   "Assumption Agreement" is defined in Section 2.4.

   "Balance Sheet Dates" is defined in Section 3.18.

   "Business" is defined in the Recitals on page 1.

   "Buyer" is defined in the introduction on page 1.

   "Buyer Indemnitees" is defined in Section 10.1(a).

   "Claim Notice" is defined in Section 10.1(d).

   "Closing" is defined in Section 9.1.

   "Closing Date" is defined in Section 1.1.

   "Code" is defined in Section 2.3.

   "Confidentiality Agreement" means that certain agreement regarding confidentiality dated January 22, 1999, between Sellers and Buyer, as may be amended from time to time.

   "Contracts" is defined in Section 1.2(e).

   "Crude Oil" is defined in Section 9.6(a).

   "Current Ratio" is defined in Section 9.2(b).

   "D-S Pipeline" is defined in  Section 3.23.

   "Diamond Shamrock" is defined in Section 3.23.

   "Diamond Shamrock Promissory Note" means that certain promissory note dated November 30, 1994, made by Pride Refining payable to Diamond Shamrock in the original principal amount of $6,000,000.

   "Environmental Laws" means, as to any given Asset, all laws, statutes, ordinances, rules, and regulations of any Governmental Authority pertaining to protection of the environment or health or the release of materials into the environment in effect as of the date hereof and as interpreted by applicable court decisions or administrative orders as of the date hereof.

   "Equipment" is defined in Section 1.2(b).

   "Excluded Assets" is defined in Section 1.3.

   "Excluded Employees" is defined in Section 2.5(a).

   "Exhibits" is defined in the introduction on page 1.

   "Final Settlement Date" is defined in Section 9.5(a).

   "Final Statement" is defined in Section 9.5(a).

   "Financial Statements" is defined in Section 3.18.

   "FTC" means the Federal Trade Commission.

   "GAAP" is defined in Section 3.18.

   "Gary-Williams" is defined in Section 1.2(e).

   "Gathering Operations" is defined in Section 1.2(b).

   "Governmental Authority" means, as to any given Asset, the governments of the United States and the State of Texas and New Mexico and the county, city, and political subdivisions in which such Asset is located and that exercises jurisdiction over such Asset, and any agency, department, board, or other instrumentality thereof that properly exercises jurisdiction over such Asset.

   "Governmental Entity" means any domestic or foreign court, government, governmental agency, authority, entity or instrumentality.

   "Hazardous Substances" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Laws, including without limitation, any petroleum or petroleum derived substances, or wastes, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous material, hazardous waste, hazardous constituents, solid waste, special waste, industrial substance, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation, mercury, lead, or polychlorinated biphenyls. Hazardous Substance includes any substance to which exposure is presently regulated by any Governmental Authority or any Environmental Laws.

   "Hired Employees" is defined in Section 2.5(a).

   "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
  1976.

   "Indemnified Party" is defined in Section 10.1(d).

   "Indemnifying Party" is defined in Section 10.1(d).

   "Indemnitee" is defined in Section 5.16(c).

   "Intended Hired Employee" is defined in Section 2.5(a).

   "Justice Department" means the United States Department of Justice.

   "Knowledge" and "known" are defined in Section 3.3.

   "Losses" is defined in Section 10.1(a).

   "Material Adverse Effect" means an occurrence or condition that could result, either individually or in the aggregate, in any material adverse change in Sellers' Business or operations or materially and adversely impair any of their Assets or their right or ability to carry on their Business as conducted by them immediately prior to the date hereof or materially hinders or impedes the consummation of the transactions contemplated by this Agreement.

   "Material Consent" is defined in Section 5.15.

   "Material Damage or Destruction" is defined in Section 13.2.

   "Material Environmental Condition" is defined in Section 5.16(b).

   "Material Physical Defect" is defined in Section 5.16(b).

   "Material Portion" is defined in Section 13.2.

   "Material Title Defect" is defined in Section 5.15.

   "Non-Retained Employees" is defined in Section 2.5(a).

   "Notice of Disagreement" is defined in Section 9.5(a).

   "Notice Period" is defined in Section 10.1(d).

   "Party" is defined in the introduction on page 1.

   "Parties" is defined in the introduction on page 1.

   "Permits" is defined in Section 1.2(g).

   "Permitted Liens" means (i) zoning, building and all other similar laws applicable to the ownership, use or development of the Assets, (ii) liens for unpaid taxes, assessments and any other governmental charges, which are not yet delinquent, (iii) such other matters as do not interfere in any material respect with the ownership, use, occupancy or operations of the Business as used in the normal course on the Closing Date, and (iv) such other matters with respect to which Buyer has agreed to take pursuant to the terms of this Agreement.

   "Person" means any natural person, corporation, joint venture, partnership, limited partnership, trust, estate, business trust, association, Governmental Entity, or any other juristic entity.

   "Physical Inventory" is defined in Schedule 9.7.

   "Pipeline Properties" is defined in Section 1.2(a).

   "Post-Closing Period" shall means any tax period commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

   "Pre-Closing Adjustment" is defined in Section 3.15.

   "Pre-Closing Period" shall mean any tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

   "Pride" is defined in the introduction on page 1.

   "Pride Borger" is defined in the Recitals on page 1.

   "Pride Refining" is defined in Section 3.23.

   "Pride SGP" is defined in the introduction on page 1.

   "Property Taxes" is defined in Section 11.1 (b).

   "Publicly Filed Financial Statements" is defined in Section 3.18.

   "Purchase Price" is defined in Section 2.1.

   "Purchase Price Adjustments" is defined in Section 9.3(c).

   "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
  Section 6901, et seq.

   "Real Property" is defined in Section 1.2(d).

   "Retained Employees" is defined in Section 2.5(a).

   "Retained Liabilities" means:

        (a) All obligations, duties and liabilities relating to or arising out of the Contracts which arise prior to the Closing Date and are related to Sellers' ownership or operation of the Business and/or the Assets prior to the Closing Date;

        (b) Liability for payment of trade payables, royalty payables, exchange imbalances, operating expenses, rentals, lease payables, utility charges and all accounts payable incident to the Sellers' ownership or operation of the Business and/or the Assets which arise prior to the Closing Date;

        (c) Liability for any claims including, without limitation, all third party claims (e.g., claims by governmental agencies, individuals, partnerships, corporations, etc.) to the extent relating to the products refining, transportation or distribution business conducted by Sellers whether prior to or after the Closing Date;

        (d) Liability for claims and litigation arising from the conduct of the Sellers' Business or the Sellers' occupancy, condition, management, ownership, operation, maintenance or use of the Assets prior to the Closing Date, other than claims which are assumed under Assumed Liabilities;

        (e) Liability for fines and penalties attributable to Sellers' failure to comply with Applicable Laws prior to Closing Date;

        (f) To the extent arising prior to the Closing Date, liability for all Taxes, assessments and other governmental charges imposed upon Sellers or the Assets or upon the income or profits therefrom;

        (g) Any materialmen's, mechanic's, repairmen's, employees', contractors', operators' and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the Assets or conduct of the Business prior to the Closing Date;

        (h) Any and all Taxes, assessments and other governmental charges imposed on or with respect to Pride Borger or its respective assets, operations or activities, or with respect to the Assets, for any Pre-Closing Period; and

        (i) Liability for any governmental required environmental remediation ongoing as of the Closing Date.

   "Sellers" is defined in the introduction on page 1.

   "Sellers' Indemnitees" is defined in Section 10.1(b).

   "SGP Assets" is defined in Section 1.2(a).

   "Statement" is defined in Section 9.4.

   "Straddle Period" shall mean any Tax period that begins before and ends after the Closing Date.

   "Surface Contracts" is defined in Section 1.2(c).

   "Suits" means any pending or threatened legal, administrative, judicial or arbitration proceedings, suits, actions, litigation, claims, or investigations, at law or in equity, before any federal, state or local court, regulatory agency or other Governmental Authority.

   "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental taxes, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

   "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

   "Territory" is defined in Section 5.5(a).

   "TRC" is defined in Section 9.6(b).

   "Transition Period" is defined in Section 2.5(c).

   "UDS" is defined in Section 1.2(e).

   "Underground Storage Tank" shall have the meaning ascribed to it in the RCRA.

   "Violation of Environmental Laws" shall mean, as to any given Asset,
  (i) the violation of or failure to meet requirements or standards that are applicable to such Asset under applicable Environmental Laws where such requirements or standards are in effect as of the date hereof, and the term does not include good or desirable operating practices or standards that may be recommended by a Governmental Authority, or (ii) acts which could create criminal or civil penalties under Environmental Laws.

   "Year 2000 Compliant" is defined in Section 3.20.